Exhibit 6.4

LEASE AGREEMENT

FROM:	Butler Outlot 5 Associates, L.L.C., an Ohio limited liability company	“LANDLORD”

TO:	Fast Casual Concepts, Inc., a Pennsylvania corporation d.b.a “Independent Taco”	“TENANT”

DEVELOPMENT:	Butler Crossing
UNIT/SUITE ID:	Lot 5R, 620 Butler Crossing, Suite 2

(d) Fire & Extended Coverage Insurance	10

Butler Crossing	ii	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

Butler Crossing	iii	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

Section	Table of Contents	Page

EXHIBIT “A-1”	Depiction of Leased Premises within the Shopping Center
EXHIBIT “A-2”	Legal Description of the Shopping Center Parcel
EXHIBIT “A-3”	Development Site Plan
EXHIBIT “B”	Description of Landlord’s Work [intentionally omitted]
EXHIBIT “C”	Landlord’s Signage Criteria
EXHIBIT “D”	Form of Guaranty of Full Performance
EXHIBIT “E”	Existing Permitted, Exclusive, and Prohibited Uses

INDEX OF DEFINED TERMS & SECTION REFERENCES

(not necessarily comprehensive)

ADA Requirements	10	Minimum Rent	2
Additional Charges	2	notice	1, 6, 10, 11, 12, 13, 14, 15, 16
additional Rent	2, 14	Partial Lease Year	2
adequate assurance of future performance	13	REA Agreement	3, 5, 6, 8
Base Period	16	Rent	2, 13, 15, 16
Common Area Expenses	3	Rental Commencement Date	2
Common Areas	5	Section 13	3
Current Period	16	Section 14	5
Exhibit “A-1”	1	Section 19	14
Exhibit “A-2”	1	Section 22	15
Exhibit “A-3”	1	Section 4	1
Exhibit “C”	7	Sections 5 and 6	2
Exhibit “D”	19	Site Plan	1
Exhibit “E”	6	Subsection 10(a)	6
Exhibit “F”	1	Subsection 12(b)	5
Financing Statements	11	Subsection 26(z)	8
Gross Sales	18	Subsection 5(a)	1
Landlord	1, 11	Subsection 6(a)	3
Lease Year	2	Subsection 8(b)	1
Leased Premises	1	Tenant	1, 11

Butler Crossing	iv	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

Lease Agreement

THIS LEASE AGREEMENT (“Lease”), is entered into and executed as of the 16th day of September, 2019 (such date being hereinafter referred to as, the “Lease Commencement Date”), by and between Butler Outlot 5 Associates, L.L.C., an Ohio limited liability company (hereinafter referred to as “Landlord”), with offices at 3200 West Market Street, Suite 200, Fairlawn, OH 44333, and Fast Casual Concepts, Inc., a Pennsylvania corporation d.b.a. “Independent Taco” (hereinafter referred to as “Tenant”), with a mailing address at 139 Amsterdam Road, Grove City, PA 16127, Attn: Tim Seivers [note – FedEx Notice Service requires Phone Number and contact/Attn] (Tenant’s EIN): ________________________)

- W I T N E S S E T H -

SECtion 1.   LEASED PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions set forth herein, the “Leased Premises” as is more particularly delineated and depicted on Exhibit “A-1” attached hereto and made a part hereof, such space being within a one-story unit (without basement, balcony or mezzanine) and being approximately twenty (20) feet in width and seventy (70) feet in depth as measured from the exterior face of any exterior walls and to the center line of common walls, being a total of 1,400 square feet. The Leased Premises is situated within and ls a part of a multi-tenant building situated on Lot No. 5R of the Butler Crossing Subdivision Plan Revision No. 1 recorded April 7, 2008 as Instrument No. 00804070007230 in Book 306 at Page 38 of the Butler County Record of Plats (said Lot No. 5R being hereinafter referred to as the Shopping Center"), which Lot 5R is legally described on Exhibit “A-2” attached hereto and made a part hereof.

Landlord reserves to itself the roof and exterior walls of the building or buildings comprising the Shopping Center, and further reserves the right to place, maintain, repair, and replace utility lines, pipes, ducts, conduits, wires, tunneling and the like in, over, under, upon and through the Leased Premises as may be reasonably necessary or advisable for the servicing of the Leased Premises and other portions of the Shopping Center in locations that will not materially and adversely interfere with Tenant’s use of the Leased Premises.

Landlord further reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on, the building in which the Leased Premises is located, and to build adjoining the same. Landlord also reserves the right at any time, and from time to time, to construct other buildings and improvements in the Shopping Center, and to enlarge or reduce the building or buildings within the Shopping Center, and to build adjoining thereto, and to sell or lease any part of the land comprising the Shopping Center for the construction thereon of a building or buildings which may or may not be a part of the Shopping Center.

The Shopping Center is situated within and among other parcels comprising the Butler Crossing development (“Development”) as depicted on the “Site Plan” attached as Exhibit “A-3” hereto. The purpose of the Site Plan is to show the approximate location of the Leased Premises within the Shopping Center, the Shopping Center within the Development, and the Common Areas (as hereinafter defined) serving the same, and to show the location of Shopping Center within and among the adjoining properties and the common areas serving the same, if any, and Landlord reserves the right at any time to relocate the various buildings and Common Areas shown on the Site Plan. It is agreed by the parties hereto that the depiction of the Shopping Center, Leased Premises, and Common Areas, and their relation to each other and to adjoining properties, as shown on the Site Plan, does not constitute a representation, covenant or warranty of any kind by Landlord.

SECtion 2.   TERM

(a)	Initial Term: Landlord and Tenant hereby acknowledge and agree that, notwithstanding the tolling of the initial term of this Lease until the Delivery Date, as defined in Subsection 8(b) below, this Lease shall contractually bind Landlord and Tenant to the terms and conditions set forth herein from and after the Lease Commencement Date. Notwithstanding the foregoing, the term of this Lease shall be for a period of five (5) full Lease Years plus Tenant’s Fixturing Period (defined in Subsection 3(a) below), and the Partial Lease Year defined in Section 4 below, commencing at 12:00 a.m. on the first day of said Partial Lease Year and expiring at 11:59 p.m. on the last day of the last full Lease Year, unless sooner terminated under the conditions hereinafter set forth.

Upon determination of the Rental Commencement Date (defined in Section 3 below), Landlord and Tenant shall, upon the request of either party, confirm in writing the Lease and Rental Commencement Dates and the anticipated date of expiration of the initial term of this Lease.

(b)	Option to Extend: If Tenant has fully complied with all provisions of this Lease, Tenant may extend the term of this Lease for one (1) additional term of five (5) Lease Years, by giving written notice to Landlord not less than two hundred seventy (270) days prior to the expiration of the initial term, upon the same terms and provisions hereof, except that Minimum Rent shall be as set forth in Subsection 5(a) below

Butler Crossing	1	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

SECtion 3.  RENTAL COMMENCEMENT DATE

The date upon which Tenant shall be obligated to commence the payment of Minimum Rent shall be known as the “Rental Commencement Date” and shall occur on the earlier of:

(a)	The date that is ninety (90) days following the Delivery Date (such ninety (90) day period being referred to herein as, Tenant’s “Fixturing Period”); or
(b)	The date that Tenant opens for business from the Leased Premises.

SECtion 4.  LEASE YEAR

“Lease Year” shall mean a period of Twelve (12) consecutive full calendar months. The first Lease Year shall begin at 12:00 a.m. on the Rental Commencement Date, if such date is the first day of a calendar month; otherwise, the first Lease Year shall begin at 12:00 a.m. on the first day of the first calendar month following the Rental Commencement Date. Each succeeding Lease Year shall begin on the anniversary of the first day of the first Lease Year. “Partial Lease Year” shall mean that period commencing at 12:00 a.m. on the Rental Commencement Date and ending at 12:00 a.m. on the first day of the first Lease Year.

SECtion 5.  RENT

(a)	Minimum Rent: Tenant shall pay Landlord, at Landlord's address set forth hereinabove, or at such other place as Landlord may from time to time direct, as “Minimum Rent” for the Leased Premises during the term of this Lease and any optional extensions provided for herein, in advance, in monthly installments paid on the first day of each calendar month of the term, without any deduction, abatement or setoff not explicitly and specifically provided for herein, as set forth in Lease Figure 5(a) below:
Lease Figure 5(a)
Square Footage		Minimum Rent
		$/Sq. Ft. /Year	Annual	Monthly
1,400
Lease Period	Lease Year 1-5	$22.00	$30,800.00	$2,566.67
	Lease Years 6-10 (Renewal)	$24.20	$33,880.00	$2,823.33

Rent to be paid by Tenant pursuant to Sections 5 and 6 hereof shall be prorated on a per diem basis for the Partial Lease Year, if any, at the rate(s) payable during the first month of the first Lease Year.

(b)	Percentage Rent: [intentionally omitted]
(c)	Late Payments: If Rent then due, or any part of the foregoing, is not paid by the fifth (5th) day following the due date, Landlord may elect to charge Tenant up to One Hundred Dollars ($100.00), in Landlord’s sole and absolute discretion, as and for a late charge and/or to defray the costs incurred by Landlord due to such late payment. If such delinquency, including any previously assessed late charge, is not paid on or before the Fifteenth (15th) day following said due date, Landlord may assess Tenant an additional Two Hundred Fifty Dollar ($250.00) late payment penalty each month through the remainder of the term of this Lease until all delinquent amounts, including such late payment penalties, have been paid to Landlord in full.
(d)	Accord & Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided under this Lease or available under law or in equity.
(e)	Rent & Additional Rent: As used in this Lease, the term “Rent” when used alone, shall refer to Minimum Rent and all sums constituting additional Rent. Any amounts to be paid by Tenant to Landlord pursuant to the provisions of this Lease other than Minimum Rent whether such payments are periodic or recurring, including Additional Charges, shall be deemed to be “additional Rent” and otherwise subject to all provisions of this Lease and applicable law as to default for non-payment.

SECtion 6.  ADDITIONAL CHARGES

Commencing with the Rental Commencement Date, Tenant shall also pay the following charges (hereinafter referred to as “Additional Charges”):

Butler Crossing	2	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(a)	Real Estate Taxes & Assessments: For each calendar year or part thereof during the term of this Lease, Tenant shall pay its proportionate share of all real estate taxes and assessments, including payments in lieu thereof, levied and assessed against the land, buildings and all other improvements within the Shopping Center. Tenant’s proportionate share shall be the total amount of such taxes and assessments and/or payments in lieu thereof multiplied by a fraction, the numerator of which shall be the number of square feet of floor area within the Leased Premises and the denominator of which shall be the number of square feet of floor area within all the constructed and completed buildings in the Shopping Center at the time such taxes and/or payments in lieu thereof were levied or assessed.

Said real estate taxes and assessments and/or payments in lieu thereof shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the term of this Lease. Said charges shall be based upon Landlord’s estimated costs for the real estate taxes and assessments and/or payments in lieu thereof for the calendar year. The amount due for any partial calendar year shall be prorated on a per diem basis.

After the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant’s proportionate share of such real estate taxes and assessments and/or payments in lieu thereof for the preceding calendar year. Within Fifteen (15) days after receipt of said statement by Tenant, Tenant shall pay to Landlord any deficiency due Landlord. Any surplus paid by Tenant shall be credited against the next ensuing installment of Landlord’s estimate of Tenant’s proportionate share of such real estate taxes and assessments and/or payments in lieu thereof, or, if the Lease term has ended, shall be refunded to Tenant within sixty (60) days after the issuance of Landlord’s year-end statement to Tenant for the preceding calendar year.

(b)	Municipal, County, State or Federal Taxes: Tenant shall pay all taxes assessed against any leasehold interest of Tenant on any fixtures, furnishings, equipment, stock-in-trade, or other personal property of any kind owned, installed or used in or on the Leased Premises.
(c)	Rental Taxes: Should any governmental taxing authority levy, assess, or impose any tax, excise or assessment (other than income or franchise tax) upon or against the Rent payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall pay any such tax, excise or assessment thereof.
(d)	Insurance: Tenant agrees to reimburse Landlord its proportionate share (computed in the same manner as in Subsection 6(a) above) of the total cost of premiums for Landlord’s insurance coverages maintained under Section 13 hereof.

Said insurance reimbursements shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the term of this Lease. Said charges shall be based upon Landlord’s estimated costs for the insurance premiums for the calendar year. The amount due for all partial calendar years shall be prorated on a per diem basis.

Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant’s proportionate share of such insurance premiums for the preceding calendar year. Within Fifteen (15) days after receipt of said statement by Tenant, Tenant shall pay to Landlord any deficiency due Landlord. Any surplus paid by Tenant shall be credited against the next ensuing installment of Landlord’s estimate for Tenant’s proportionate share of such insurance premiums, or, if the Lease term has ended, shall be refunded to Tenant within sixty (60) days after the issuance of Landlord’s year-end statement to Tenant for the preceding calendar year.

(e)	Common Area Expenses: Tenant agrees to pay to Landlord its proportionate share (computed in the same manner as in Subsection 6(a) above) of all costs and expenses of every kind and nature paid or incurred by Landlord in operating, managing, equipping, policing and protecting, lighting, providing sanitation, sewer and other services for, repairing, replacing and maintaining the Common Areas (as defined hereinafter) and all other facilities used in the maintenance or operation of the Shopping Center (hereafter, “Common Area Expenses”), including, but not limited to, rights to use common areas described in the REA Agreement(s) (as hereinafter defined) and similar documents. Such costs and expenses shall include, but shall not be limited to, the cost of illumination and maintenance of signs; refuse disposal for the Common Areas; management fees; administrative fees; water, gas, sewage, electricity and other utilities (without limitation), including any and all usage, service, hook up, connection, tap-in, availability, impact, so-called ‘look-back’ and standby fees or charges pertaining to same; snow removal; maintenance and operation of any temporary or permanent utility; compliance with rules, regulations and orders of governmental authorities pertaining to air pollution control, including the cost of monitoring air quality; cleaning, lighting, pavement striping, landscaping, maintenance and repair of exterior walls, roofs, pavement, curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, and pipes located on or adjacent to

Butler Crossing	3	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

the Shopping Center; personal property taxes; licensing fees and taxes; audit fees and expenses; supplies; depreciation of maintenance equipment used in the operation or maintenance of the Common Areas, expenses incurred by Landlord for maintaining, repairing, or replacing common areas, signage, stormwater management and other facilities of the Development under or pursuant to the REA Agreement(s), and total compensation and benefits (including premiums for workmen’s compensation and other insurance) paid to or on behalf of employees involved in the performance of the work specified in this Subsection.

Tenant shall pay Common Area Expenses in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. After the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant’s proportionate share of such costs and expenses for the prior calendar year. If the total amount paid by Tenant under this Subsection for any such year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within Fifteen (15) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment of Common Area Expenses due from Tenant to Landlord under this Subsection, or, if the Lease term has ended, shall be refunded to Tenant within sixty (60) days after the issuance of Landlord’s year-end statement to Tenant for the preceding calendar year.

(f)	Estimates: Landlord’s current estimates of Tenant’s annual charges under Subsections 6 (a), (d) and (e) of this Lease are as follows:
Real Estate Taxes & Assessments:	$1.85/square foot
Insurance:	$0.17/square foot
Common Area Expenses:	$4.17/square foot

It is understood and agreed that the aforementioned are estimates only and shall in no way be construed to place any limitations on Tenant’s obligation to pay its pro rata share of Landlord’s actual costs for the same.

(g)	Review of Landlord’s Records: Landlord shall keep records showing all expenditures included in the calculation of Common Area Expenses, Real Estate Taxes and Assessments, and Insurance for a period of One (1) year following the end of each calendar year, and such records shall be made available for inspection and photocopying by Tenant or its agent during ordinary business hours at Landlord’s home office.

Notwithstanding anything to the contrary contained in this Lease, Tenant’s failure to object to any statement, invoice or billing rendered by Landlord within a period of One (1) year after receipt of the same shall constitute Tenant’s unconditional acceptance thereof and shall render such statement, invoice or billing a final and binding account stated between Landlord and Tenant. Any such objection by Tenant must be in writing and shall include the amount that is in dispute and the specific reason for such objection. Tenant’s failure to timely object shall be deemed a waiver of any such right to object.

SECtion 7.  UTILITIES AND TRASH REMOVAL

(a)	Landlord shall provide for separately metered water, sanitary sewer, natural gas (if available), and electric services to be stubbed into the Leased Premises. Tenant shall pay all tap and impact fees related to or arising from its use of, or access to, any utility service. If Tenant’s Permitted Use requires the use, installation, or modification of a grease interceptor or so-called ‘grease trap’ in or to the sanitary sewer line, Landlord’s maintenance and replacement responsibility for such sanitary sewer line ends at the point of such installation or modification(whether within or outside of the walls of the Leased Premises) and Tenant’s maintenance and replacement responsibilities shall be deemed to include such grease interceptor or so-called ‘grease trap.’
(b)	Tenant shall provide, at its own cost, all necessary facilities for the distribution and use of utilities within the Leased Premises.
(c)	Landlord shall not be liable to Tenant in damages or otherwise if any one or more of said utility services or obligations hereunder is interrupted or terminated because of necessary repairs, installations, contraction and expansion, Tenant’s non-payment of utility charges due, or any other cause beyond Landlord’s control. No such interruption or termination of utility service shall relieve Tenant from any of its obligations under this Lease.
(d)	Commencing on the Delivery Date, Tenant shall pay for natural gas, if the same is available to the Leased Premises, electric current, data, internet, telephone, cable television, and all other utilities required for the proper operation of Tenant’s business or otherwise consumed or used by Tenant within the Leased Premises.
(e)	Tenant shall pay all water rents, all charges resulting from any sprinkler system and sewer charges charged against the Leased Premises.
(f)	Commencing on the Delivery Date, Tenant shall pay for all costs relating to refuse removal required for the proper operation of Tenant’s business. Tenant shall contract directly with a reputable refuse removal contractor approved by Landlord and shall facilitate said refuse removal pursuant to regulations and procedures promulgated by Landlord. Notwithstanding the foregoing, Landlord reserves the right to implement a standardized program of rubbish removal for the Shopping Center. In the event Landlord provides a compactor or dumpster for the disposal of rubbish, garbage and refuse from the Leased Premises, Tenant agrees to use said compactor or dumpster and to pay monthly to Landlord Tenant's charge for such service as reasonably determined by Landlord.

Butler Crossing	4	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(g)	Tenant hereby agrees to cause all utility and other service accounts, as set forth hereinabove, to be placed in its own name on or before the Delivery Date and to maintain such accounts throughout the term hereof. Failure to do so shall constitute a default hereunder.

SECtion 8.  CONSTRUCTION/DELIVERY

(a)	Delivery of Leased Premises: Landlord shall deliver the Leased Premises to Tenant on or before January 2, 2020, subject to delays caused by acts of God, government or public enemy, government action or inaction, labor disputes, inability to obtain material or labor on reasonable terms, Landlord’s failure or inability to recover any portion of the Leased Premises from existing tenants, failure of Tenant to perform Tenant’s obligations with respect to construction, or any other cause beyond Landlord’s control, including Tenant’s failure to timely deliver plans and specifications required for commencement and completion of Tenant’s Work, or to any changes in Tenant’s plans and specifications after initial approval of the same by Landlord. Tenant agrees to accept the Leased Premises in its then “as is, where is, and with all faults” condition, and Tenant hereby acknowledges and agrees that Landlord shall not have any obligation whatsoever to make any improvements in and to the Leased Premises except as otherwise expressly provided herein. The date that Tenant accepts delivery of the Leased Premises from Landlord shall be referred to herein as, the “Delivery Date”).
(b)	Tenant’s Construction: During Tenant’s Fixturing Period Tenant shall, at its own expense, perform all work and provide all materials, equipment, furniture, furnishings, trade fixtures, signage, and all other items necessary for the completion of the Leased Premises and the proper operation of Tenant’s business, all in accordance with plans and specifications approved by Landlord, as hereinafter set forth. All items furnished by Tenant shall be new and, if affixed to the Leased Premises, shall, subject to the provisions of Section 14 below, be free and clear of any lien or security interest. Tenant shall not undertake any construction, nor shall Tenant install any equipment other than trade fixtures and personal property, without first obtaining Landlord’s written approval of plans and specifications therefor, which plans and specifications shall be submitted to Landlord for its approval at least Fifteen (15) days prior to Tenant commencing such work. Thereafter, no changes shall be made in Tenant’s plans and specifications without the consent of Landlord. The approval by Landlord of such plans and specifications shall not constitute the assumption of any liability on the part of Landlord for their accuracy or their conformity with all requirements of any statute, law, ordinance, rule, regulation, or other governmental promulgation, and Tenant shall be solely responsible for the same. Tenant shall pay to Landlord, upon demand, any additional cost incurred by Landlord due to changes requested by Tenant and approved by Landlord. Tenant’s construction shall be completed ninety (90) days after delivery of the Leased Premises, subject only to delays caused by acts of God, government or public enemy, government action or inaction, labor disputes, inability to obtain material or labor on reasonable terms, failure of Landlord to perform Landlord’s obligations with respect to construction, or any other cause beyond Tenant’s control. All construction by Tenant shall be performed in conformance with the provisions of Subsection 12(b) below.

If the same are not present as of the date of this Lease, Tenant must install Landlord-approved grease guard system around roof and wall vents and Tenant shall maintain the same throughout the term whether the same were present as of the date of this Lease or installed by Tenant.

(c)	License to Enter Leased Premises: Landlord may, prior to its delivery of the Leased Premises, make the Leased Premises available to Tenant for its work and installations, at Tenant’s sole risk, so long as such work and installations do not interfere with Landlord’s construction of the building in which the Leased Premises is situated or other improvements within the Shopping Center, or any other tenant’s activities. Notwithstanding any other provision of this Lease, Tenant shall perform all of its obligations under this Lease (except its obligation to pay Minimum Rent and Additional Charges, but specifically including Tenant’s obligation to carry the insurance coverages described in Section 13 below) from the date the Leased Premises is so made available to Tenant.

SECtion 9.  COMMON AREAS

Landlord grants as a revocable license to Tenant, its customers and invitees, the privilege to use the Common Areas located within the Shopping Center, as well as those that are available for use by Shopping Center's tenants by virtue of any recorded reciprocal easements, covenants, conditions, restrictions, or similar agreement/s, or such other documents as may from time to time exist for such purpose (any and all such instruments being referred to generically herein as “REA Agreement(s)”), in common with all others entitled to use the same. The term “Common Areas” as used in this Lease shall mean the parking areas, roadways, sidewalks, loading docks, delivery areas, landscaped areas, storm water retention or detention areas including all facilities and appurtenances associated therewith, and all other areas or improvements which may be provided by or through Landlord for the common use of tenants of the Shopping Center and/or adjacent properties. Landlord hereby reserves the following rights with respect to the Common Areas:

(a)	to establish reasonable rules and regulations for the use thereof;
Butler Crossing	5	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(b)	to use or permit the use thereof by third parties;
(c)	to close or restrict the use of all or any portion of the Common Areas as Landlord may deem necessary;
(d)	to change the layout of such Common Areas, including the right to reasonably add to or subtract from their shape and size, whether by the addition of building improvements or otherwise; and
(e)	to take such other actions as Landlord deems appropriate to ensure compliance with any REA Agreement(s) ..

SECtion 10.  TENANT’S USE OF LEASED PREMISES

(a)	Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to a fast casual restaurant offering Hispanic-themed foods (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.
(b)	Restrictions, Prohibitions, Exclusives: Tenant expressly acknowledges that, from time to time, restrictions or prohibitions (collectively, “Restrictions”) may be imposed on the use or operation of the Shopping Center and/or the Development. Tenant agrees to comply with all such Restrictions provided that Tenant is given notice or otherwise has constructive or actual knowledge of the same, and, if imposed after the date of this Lease, provided that such Restrictions do not materially and adversely affect: (i) Tenant's use or occupancy of the Leased Premises for the Permitted Use, (ii) access to, or visibility of, the Leased Premises, or (iii) the number of parking spaces available for use by Tenant’s customers. Tenant further acknowledges that Landlord may have previously granted, or may from time to time hereafter grant (provided such subsequently granted rights do not limit uses expressly included within the definition of Tenant’s Permitted Use), so-called ‘exclusive use’ rights to other tenants or occupants of the Shopping Center and/or Development (collectively, “Exclusives”). The Restrictions and Exclusives affecting the Leased Premises, Shopping Center and/or Development as of the date of this Lease are set forth in Exhibit “E” attached hereto and made a part hereof.

If Tenant knowingly violates, or occupies or uses the Leased Premises in violation of, any Restriction or Exclusive, then Landlord may treat such failure as an event of Tenant’s default hereunder, and may seek to enjoin such violation, and Tenant shall indemnify, defend, protect, and hold harmless Landlord from any and all claims, damages, causes of action, costs, demands, or any other liability of whatsoever kind, nature, or amount (including attorney’s fees) resulting from or arising out of Tenant’s violation of such Restriction or Exclusive.

(c)	Radius Restriction: Neither Tenant nor any affiliate of Tenant may own, operate, or be directly or indirectly involved in the operation, management, or ownership of any business located within three (3) miles of the Shopping Center that competes in any way with Tenant’s Permitted Use. If Tenant violates the afore-stated radius restriction, Landlord may declare such to be an event of Tenant’s default hereunder and may avail itself of all legal and equitable rights and remedies provided for hereunder.
(d)	Hours of Operation: Tenant agrees to open its store for business, fully-fixtured, stocked and staffed on or before the Rental Commencement Date, and thereafter to continuously keep the Leased Premises fully fixtured, stocked and staffed, and to continuously conduct business in 100% of the Leased Premises, during normal business hours. Tenant shall remain open for business on the following days (providing such days are not observed as legal holidays by Federal or State government, in which event Tenant may open or close for business in its reasonable discretion) and hours:
	A.M.	P.M.
SUNDAY	12:00	5:00
MONDAY-FRIDAY	10:00	9:00
SATURDAY	10:00	6:00

Notwithstanding anything to the contrary contained in this Section, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after Tenant ceases to conduct business in and from the Leased Premises, to recapture the Leased Premises. Such recapture notice shall cancel and terminate this Lease with respect to the Leased Premises as of the date stated in Landlord’s notice.

(e)	Off-Site Activities: Tenant shall not endorse, sponsor, sell, offer for sale, promote, allow, permit or otherwise participate or engage in any program or activity, whether promotional or otherwise, wherein prospective or actual customers, patrons, or any third parties, shall use the Shopping Center or any portion thereof, including the parking areas, for activities which are not conducted on the Leased Premises or at the Shopping Center and/or that involves the transportation of actual or prospective customers, patrons, or any third parties from the Shopping Center to any other location. This prohibition shall be deemed to specifically include, but shall not be limited to, activities commonly referred to as "gambling junkets" or as the same are otherwise denominated, involving the use of the parking areas on a temporary and/or permanent basis.
Butler Crossing	6	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(f)	Environmental Compliance: Tenant shall not cause or permit the presence (other than commercially available cleaning products that may be used and stored in de minimus quantities in the normal conduct of Tenant’s business) of hazardous materials of any kind (as defined in any applicable federal, state or local law, rule, regulation, ordinance or other governmental promulgation), including, but not limited to, any resulting from releases, discharges, spills, storage, or any other occurrence related thereto, in, on or under the Leased Premises or any other portion of the Shopping Center; provided, however, Tenant shall be permitted without notice to or consent of Landlord to handle, store, use or dispose of products containing small quantities of hazardous materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, or customary cleaning products like Windex) to the extent customary and necessary for Tenant’s business and maintenance obligations under this Lease in a manner and location meeting all applicable environmental laws. If Tenant causes or permits such presence, Tenant shall promptly, at Tenant’s sole cost and expense, take any and all action necessary (as required by appropriate government authority or otherwise) to return the areas affected thereby to the condition existing prior to the presence of any such hazardous material, subject to Landlord’s prior written consent, and Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against all loss, cost, expense and liability whatsoever (including Landlord’s costs of clean-up, remediation, fines, litigation, and attorney fees) resulting or occurring by reason of the foregoing. Tenant shall not be responsible for the presence or removal of hazardous substances to the extent same were discharged, introduced, permitted, stored or brought on to the Leased Premises or the Shopping Center by Landlord (or its employees, contractors and agents), by third parties unrelated to either Landlord or Tenant, or by co-tenants or other occupants of the Shopping Center.

SECtion 11.  TENANT’S COVENANTS WITH RESPECT TO OCCUPANCY

Tenant agrees to:

(a)	occupy the Leased Premises in a safe and careful manner and in compliance with all applicable laws, rules, ordinances, regulations and order of any governmental bodies, including, but not limited to, the filing of all returns, reports, statements, and other documents required by any governmental agency or body with respect to Tenant’s conduct of its business in the Leased Premises, and without committing or permitting waste;
(b)	neither do nor suffer anything to be done or kept in or about the Leased Premises that contravenes Landlord’s insurance policies or increases the premiums therefor;
(c)	keep its show or display windows, canopy and electric signs lighted until 9:30 P.M., local time, of each day or until a time Thirty (30) minutes after the close of each business day, whichever is later;
(d)	permit no reproduction of sound that is audible outside the Leased Premises, or permit odors to be unreasonably dispelled from the Leased Premises;
(e)	comply with all rules, regulations, laws, ordinances, codes, and other governmental promulgations regarding exterior signage installed by Tenant, as well as Shopping Center Standard Signage Criteria adopted by Landlord from time to time to ensure a uniform and sightly appearance, a copy of the most current of which is attached as Exhibit “C” hereto (modifications to which may be made by Landlord from time to time without amending this Lease); submit Tenant’s proposed signage to Landlord for review and approval at least Thirty (30) days prior to intended installation and not install such signage until it receives Landlord’s approval, which will not be unreasonably withheld so long as such proposed signage complies with all governmental requirements and Shopping Center Signage Criteria then in effect; obtain all required permits and approvals related to such signage; install such signage in a good and workmanlike manner, at its sole cost and expense; maintain such signage in good condition and repair; place no other signs or lettering on the exterior of the Shopping Center, in the Common Areas, or on the interior surface of any windows of the Leased Premises, including, but not limited to, pennants, cardboard or poster board signs, search lights, balloons, banners, or other temporary advertising media, without the prior written consent of Landlord; and maintain in good repair and promptly remove such signage upon termination or expiration of this Lease and promptly repair any damage caused by placement or removal of such permitted signs and resurface and repaint the façade of the Shopping Center building to a uniform finish from top to bottom of the sign frieze, and horizontally from seam to seam of dry-vit/stucco panels, as applicable, where such signage had been situated;

Provided that: (i) Landlord: (1) constructs or otherwise provides for a multi-space pylon or monument sign structure for the exclusive use of tenants of the Shopping Center, or (2) is entitled, pursuant to any provision of the REA Agreement(s), to utilize space on any pylon or monument sign structure provided for owners of land within the Development; and (ii) space is available on such structure for use by tenants of the Shopping Center; Tenant may install its approved signage on such structure in such a size and in such position as Landlord shall determine in Landlord’s discretion;

(f)	place nothing, including, but not limited to, merchandise and signs, in the entry area to the Leased Premises or on the sidewalks or other Common Areas adjacent thereto or elsewhere on the exterior of the Leased Premises;

Butler Crossing	7	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(g)	park Tenant’s vehicles and require all employees to park vehicles only in such places as may be designated from time to time by Landlord for the use of Tenant and its employees;
(h)	keep any refuse in proper containers in the interior of the Leased Premises until the same is removed, and permit no refuse to accumulate around the exterior of the Leased Premises;
(i)	promptly load and unload only from the rear of the Leased Premises;
(j)	conduct no auction, fire or going-out-of-business sale in the Shopping Center without the prior written consent of Landlord;
(k)	permit Landlord free access to the Leased Premises at all reasonable times and in compliance with Subsection 26(z) hereof;
(l)	adequately heat and cool the Leased Premises;
(m)	cause or permit no lien upon the Leased Premises, Shopping Center, Common Areas, or any part thereof, and suffer no event or occurrence whereby any estate, right, title or interest of Landlord in the Leased Premises, Shopping Center, Common Areas, or any part thereof, might be impaired;
(n)	solicit no business in the Common Areas, nor distribute handbills or other advertising matter to customers nor place same in or on automobiles in the Common Areas;
(o)	prevent the Leased Premises from being used in any way which would injure the reputation of the Shopping Center or which may be a nuisance, annoyance, or inconvenience, or which could cause damage to Landlord, other tenants, the Shopping Center, or the surrounding community;
(p)	participate with and assist Landlord and otherwise comply with all the terms, conditions, restrictions, regulations and requirements of any governmental authority as the same relate to the Shopping Center, or the use of the Shopping Center or any portion thereof, including, but not limited to, all permits and licenses now issued or as are hereafter issued, amended or modified;
(q)	comply with all reasonable rules and regulations which Landlord may from time to time establish for the use and care of the Leased Premises, the Common Areas, and other facilities and buildings included in the Shopping Center, including specifically, but not by way of limitation, all rules and regulations imposed to ensure compliance with the REA Agreement(s);
(r)	enter into, recognize and abide by any easements, declarations, restrictions or other conditions of record to which the Leased Premises are subject, including but not limited to [all but Fayette & Butler Crossing: the REA Agreement(s).] [Fayette & Butler Crossing] (i) the REA Agreement(s) ; and: (ii) a certain Contract for Infrastructure and Facilities Improvement Contract Number C000032133 (Pennsylvania Department of Community and Economic Development Reference Number 26-856-0015) between the Pennsylvania Department of Community and Economic Development (“Department”) and the Butler County Industrial Development Authority (“Authority”) with an Effective Date on or about March 21, 2008 (the “IFIP Agreement”), pursuant to which Tenant shall file form DEO-114 with the Department on an annual basis until the expiration or earlier termination of the term of the Lease or the applicability of the IFIP Agreement to the Shopping Center, whichever shall first occur.

Form DEO-114 may be obtained from the Department using the contact information set forth below, or by downloading the form from the Department’s website at http://www.revenue.state.pa.us/ and mailing the same to the Department addressed as follows:

Mailing Address:	Business Trust Fund Taxes	Contact:	Mr. Matthew Forti
	Attention: Matthew Forti		Pennsylvania Department of Revenue
	PO BOX 280900		Bureau of Trust Fund Taxes
	9th Floor, Strawberry Square		MForti@state.pa.us
	Harrisburg, PA 17128-0900		Phone: (717) 772-3896

Tenant shall send Landlord copies of all filings pursuant to this Subsection 11(r) at the time such are filed with the Department.

(s)	conduct no ‘sidewalk’ or outdoor sales in the Shopping Center of any kind, or place or utilize any storage trailers or other temporary storage facilities on land comprising the Shopping center or Development, the violation of which prohibitions shall be an immediate event of default hereunder and Landlord shall be entitled to immediate injunctive relief to enjoin such activity, and Tenant shall be liable for all costs, penalties, lost rents, or other expenses or damages incurred by Landlord and arising out of such violation;

Butler Crossing	8	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

SECtion 12.  REPAIRS, ALTERATIONS, MECHANIC’S LIENS

(a)	Repairs: Tenant shall keep the entire Leased Premises and every part thereof in good condition and repair, including, but not limited to, floor coverings, ceiling, walls, and all fixtures, facilities or equipment contained therein, including but not limited to, the heating, ventilating and air conditioning systems (collectively, the “HVAC System”), electrical, plumbing and sewer systems, the exterior doors, window frames, and all portions of the store front area, and shall make any replacements thereof, and of all broken and cracked glass which may become necessary during the term of this Lease, but excluding the roof and structure, which shall be Landlord's responsibility, unless resulting from Tenant's acts or failure to act, in which case they shall be Tenant's responsibility. Prior to undertaking any repairs, Tenant shall notify Landlord of said repairs and the methodology to be used in effecting the same. Landlord shall have the right to approve said methodology and such approval shall not be unreasonably withheld, conditioned or delayed. If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Landlord may make or complete said repairs and Tenant shall pay the cost thereof to Landlord.

Landlord represents to Tenant that as of the date the Leased Premises are delivered to Tenant, the HVAC System located in and exclusively servicing the Leased Premises, shall be in good working order. Thereafter, the routine maintenance, servicing and repair, and the replacement of the HVAC System shall be the responsibility of Tenant, and Tenant shall maintain a service contract for such purposes with a reputable vendor (a copy of which, including any amendments thereto, shall be provided to Landlord upon Landlord’s request for the same), providing for a minimum of Four (4) quarterly preventative maintenance and filter change visits per calendar year. Landlord shall, to the extent such are available and assignable, assign any manufacturers’ and installers’ warranties applicable to the HVAC System to Tenant or, in the event such are not assignable, make claims thereunder for any covered maintenance, repair, or replacement performed by or for Tenant. At the expiration or earlier termination of this Lease, Tenant shall assign or re-assign, as the case may be, any manufacturers’ and installers’ warranties previously assigned by Landlord to Tenant, to Landlord.

(b)	Alterations or Improvements by Tenant; Mechanic’s Liens: Tenant shall not, without Landlord’s prior written consent, make nor permit to be made any alterations, additions, or improvements to the Leased Premises or the Shopping Center, which shall include, but not be limited to, roof penetrations or attachments of any kind and Landlord reserves the right to reasonably request, or, if required to maintain any existing warranty, require, Tenant’s use of a contractor designated by Landlord to make any such permitted roof penetrations or attachments. Tenant shall promptly pay all contractors, subcontractors, materialmen and all others performing any work or supplying any materials in or to the Leased Premises, whether pursuant to this Subsection or any other Section or provision of this Lease, so that no mechanic's or materialmen's liens shall attach against the Leased Premises, the Shopping Center or the Common Areas. Tenant shall indemnify, defend, protect, and hold Landlord harmless from any costs, expense (including attorney fees), damages, claims or other liability incurred by Landlord due to Tenant's failure to comply with the provisions of this Subsection. If any such mechanic’s or materialman’s liens shall be filed due to work done on or materials furnished to the Leased Premises by or for Tenant, Tenant shall cause same to be discharged of record within Fifteen (15) days thereafter, failing in which Landlord may pay any amount for which a lien has been filed without inquiring as to the validity of same, and Tenant shall promptly reimburse Landlord for the amount so paid.

Tenant shall not commence any work until Tenant delivers to Landlord the policy(s) (or certificates thereof) evidencing the insurance coverages required to be carried by Tenant pursuant to Section 13 hereof; a building permit from the applicable governing authority regarding said work; and a construction schedule identifying when key elements of the work will be achieved, including final completion. In addition, Tenant shall require any contractor hired to perform any work or supply any materials in or to the Leased Premises to name Landlord as an additional insured on such contractor’s commercial general liability policy, which policy shall have policy limits of no less than $1,000,000 for each occurrence and $2,000,000 annual aggregate, and be maintained with an insurance provider carrying a Best Rating of no less than B VII.

(c)	Removal of Improvements: All items of Landlord’s Work, all equipment and materials comprising the HVAC System, and all alterations and other improvements shall be the property of Landlord and shall not be removed from the Leased Premises. All trade fixtures, furniture, furnishings and signs installed in the Leased Premises and Shopping Center by Tenant, unless they have been so affixed that they have become part of the Leased Premises (excepting exterior building signage which shall be removed in compliance with Subsection 11(e) above), shall remain the property of Tenant and may be removed upon the expiration or earlier termination of this Lease, provided that:
(i)	Tenant repairs any damage caused by such removal; and

Butler Crossing	9	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(ii)	Tenant has fully performed all of the covenants and agreements to be performed by Tenant, and no payments are due or will thereafter become due from Tenant to Landlord under the provisions of this Lease.

If Tenant fails to remove such items from the Leased Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and interior signs shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and repair and restore the Leased Premises to its prior condition.

(d)	ADA Compliance: Each party shall take such steps as are necessary to see that those areas for which such party has maintenance responsibility under this Lease comply with the requirements of the Americans with Disabilities Act of 1990 and regulations promulgated thereunder (“ADA Requirements”) .
(i)	Any alterations, remodeling, construction, reconstruction, installation of improvements or other work done to the Leased Premises must be done in compliance with all ADA Requirements. The costs of complying with the foregoing requirement shall be borne by the party who, under other provisions of this Lease, is responsible for the work being performed.
(ii)	In the event that a regulatory agency, private party, organization or any other person or entity makes a claim under the ADA against either (or both) parties, the party whose breach (or alleged breach) of responsibility under this Lease gave rise to the claim must promptly retain attorneys and other appropriate persons to advise the Parties, and must in good faith and at that party’s sole cost and expense take whatever actions are necessary to bring the Leased Premises or Shopping Center, as the case may be, into compliance with ADA Requirements. That party must further indemnify, defend, and hold harmless the other party from all expenses incurred in responding to such a claim, including, without limitation, the fees of attorneys and other advisors, court costs, and costs incurred for bringing the Leased Premises or Shopping Center into compliance.
(iii)	Neither party will be responsible for any costs or expenses relating to practices of the other that are deemed to be discriminatory under the ADA and that relate solely to the conduct of such party (as opposed to physical barriers), and each party shall indemnify the other against costs and expenses relating to the other party’s conduct.
(iv)	Notwithstanding any provision to the contrary, Tenant shall be solely responsible for expenses necessary to comply with ADA Requirements necessary to accommodate the disability of one or more of Tenant’s employees.

SECtion 13.  INDEMNITY AND INSURANCE

(a)	Indemnification by Tenant: Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against all loss, cost, expense and liability whatsoever (including Landlord’s cost of defending against the foregoing, such cost to include attorney fees) arising from, or resulting or occurring due to Tenant’s construction, use, occupancy, or abandonment of the Leased Premises, Common Areas, or other portions of the Shopping Center.
(b)	Public Liability & Property Insurance: Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord, public liability insurance covering the Leased Premises and Tenant’s use thereof, with a combined, single-limit bodily injury and property damage minimum of $2,000,000. Such policy or policies shall name Landlord, Tenant, and such other parties as Landlord may from time to time notify Tenant in writing, as insureds and shall bear endorsements to the effect the insurer agrees to notify Landlord not less than Thirty (30) days in advance of any cancellation or modification thereof. Tenant further agrees to carry all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage covering the replacement value all of Tenant's property located on or within the Leased Premises. Tenant shall provide Landlord certificates evidencing that Tenant's property insurance is in full force and effect prior to the date of any use or occupancy of the Leased Premises by Tenant, but in any event not later than the Delivery Date.
(c)	Landlord’s Liability: Unless caused by the gross negligence or intentional misconduct of Landlord, its agents or employees, Landlord shall not be liable for any:
(i)	damage to Tenant’s property located in the Leased Premises or personal injury to Tenant, its employees or agents, or any third parties, regardless of the cause of such damage or injury;
(ii)	acts or omissions of other tenants of the Shopping Center; or
(iii)	condition of the Leased Premises whatsoever, unless Landlord is responsible for the repair thereof and has failed to make such repair after notice from Tenant of the need therefor, and expiration of a reasonable time for the making of such repair.

Butler Crossing	10	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(d)	Fire & Extended Coverage Insurance: Landlord agrees to carry policies insuring the improvements on the Shopping Center against fire and such other perils as are normally covered by extended coverage endorsements in the county where the Shopping Center is located, together with insurance against such other risks (including business income or “loss of rents” coverage naming Landlord as loss payee for a period of time not less than twelve (12) months following an insured casualty) and in such amounts as Landlord deems appropriate in the exercise of its commercially reasonable business judgment. Notwithstanding the foregoing, nothing set forth herein shall be construed to require Landlord to insure, repair or replace Tenant’s leasehold improvements, whether such leasehold improvements were originally made by Landlord or Tenant.
(e)	Landlord Right to Pay Premium or Buy Policy: In the event Tenant fails to procure, maintain or pay for the insurance required by this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and to pay the premiums for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, all sums so paid by Landlord, together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of Landlord under this Lease. Notwithstanding anything to the contrary contained herein, Tenant’s failure to obtain and maintain the required insurance shall constitute an immediate default under this Lease.
(f)	Mutual Waiver of Subrogation: To the extent permitted by law and provided the same does not invalidate or diminish any insurance required to be carried hereunder, Landlord and Tenant each agree to cause to be included in their respective policies of fire and extended coverage insurance the agreement of the issuer thereof that said policies shall not be invalidated by a waiver of claim by the insured against Landlord or Tenant, as the case may be, and each will furnish evidence thereof to the other. In addition to any other waiver herein, Landlord and Tenant each hereby waive any claim against the other for any property loss resulting from any cause, including the negligence of the other, to the extent of the insurance proceeds available therefor. All property insurance policies carried by either party covering the Leased Premises, including, but not limited to, contents, fire, and casualty insurance, shall, to the extent permitted by law, expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or, if extra shall be charged therefor, so long as the party whose insurance carrier charged the additional cost pays such extra cost. The failure of any insurance policy to include such waiver clause or endorsement shall not affect the validity of this Lease.

SECtion 14.  UNIFORM COMMERCIAL CODE

To the extent this Lease grants Landlord any lien or lien rights greater than those provided by the laws of the State governing this Lease, this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code. In addition to the rights prescribed in this Lease, Landlord shall have a lien upon and an interest in Tenant’s property now or hereafter located upon the Leased Premises, including, but not limited to Tenant’s accounts, receivables, fixtures, machinery, equipment, goods, wares, merchandise, and other personal property for the performance of the obligations of Tenant under this Lease, which grants Landlord a Security Interest, as that term is defined under said state’s Uniform Commercial Code, to secure the payment to Landlord of the various amounts provided in this Lease. Tenant agrees to and shall execute and deliver to Landlord such “Financing Statements” and such further assurances as Landlord may, from time to time, consider necessary to create, perfect and preserve the lien described and all additions, substitutions, replacements and accessions thereto, and all proceeds of its or their sale or other disposition. Landlord, at the expense of Tenant, may cause such Financing Statements and assurances to be recorded and re-recorded, filed and re-filed, and renewed or continued, at such times and places as may be required or permitted by law to create, perfect and preserve such liens. In the event Tenant fails to promptly execute and return to Landlord such Financing Statements as Landlord may require to create, preserve and perfect such lien, Tenant shall and does hereby designate Landlord to act as Tenant’s agent for the sole and limited purpose of executing such Financing Statements, and any such execution by Landlord pursuant to this Lease shall be effective and binding upon Tenant as though executed by Tenant. Tenant’s designation of Landlord as agent hereunder shall not be subject to revocation during the term hereof. Any statutory lien for ‘rent’ is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

Notwithstanding the foregoing, any Security Interest in Tenant’s accounts, receivables, fixtures, machinery, equipment, goods, wares, merchandise, and other personal property shall be subordinate to any properly perfected lien of Tenant’s trade creditors that is specifically applicable to such accounts, receivables, fixtures, machinery, equipment, goods, wares, merchandise, and other personal property.

SECtion 15.  ABANDONMENT

Tenant shall not vacate or abandon the Leased Premises at any time during the term of this Lease, or permit the Leased Premises to remain unoccupied for a period longer than Forty-Five (45) consecutive days during the term of this Lease. If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of Landlord, be deemed abandoned and available to Landlord to use or sell to offset Rent due and payable. Should the Leased Premises be presumed to be vacated or abandoned, Landlord has the right, without being held as trespassing, to enter the Leased Premises for any purpose connected with the management, operation and leasing of the Leased Premises, and secure the same against further entry by Tenant or third parties.

Butler Crossing	11	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

SECtion 16.  DAMAGE AND DESTRUCTION

If the Leased Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent that is less than Twenty-Five Percent (25%) of the cost of replacement (as determined by Landlord’s insurer) of the Leased Premises, the damages shall, except as hereinafter provided, promptly be repaired by Landlord, at Landlord’s expense, but in no event shall Landlord be required to repair or replace Tenant’s stock in trade, trade fixtures, furniture, furnishings, equipment, personal property, or leasehold improvements, whether or not such leasehold improvements were originally made by Landlord. If:

(a)	the Leased Premises are damaged by any cause to the extent of Twenty-Five Percent (25%) or more of the cost of replacement of the Leased Premises, or
(b)	the buildings in the Shopping Center are damaged by any cause to the extent of Fifty Percent (50%) or more of the cost of replacement, or
(c)	any damage by any cause to the Leased Premises occurs during the last Two (2) years of the term of this Lease, or
(d)	Landlord’s mortgagee requires Landlord to apply insurance proceeds paid to Landlord due to any casualty to reduce debt secured by the Shopping Center,

then Landlord may elect either to repair or rebuild the Leased Premises or the buildings in the Shopping Center, as the case may be, or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the event causing the damage.

If the casualty, repairing, or rebuilding shall render the Leased Premises untenantable, in whole or in part, a proportionate abatement of Minimum Rent shall be allowed until the date Landlord completes the repairs or rebuilding. If Landlord is required or elects to repair the Leased Premises, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings, equipment and personal property in a manner and to at least a condition equal to that prior to its damage or destruction, and the proceeds of all insurance carried by Tenant shall be held in trust by Tenant for such repair or replacement.

SECtion 17.  ASSIGNING AND SUBLETTING

Tenant shall not voluntarily or involuntarily assign, convey, mortgage, encumber or otherwise transfer this Lease or any interest hereunder, nor shall Tenant allow any transfer hereof or any lien upon Tenant’s interest hereunder by operation of law or otherwise, nor shall Tenant sublet the Leased Premises or any part thereof, or permit the use or occupancy of the Leased Premises or any part thereof by any person or entity other than Tenant, without the prior written consent of Landlord. If Landlord consents to any of the foregoing, the same shall not be binding upon Landlord until Tenant executes a document agreeing to remain liable under the terms of this Lease, and Tenant’s assignee, subtenant or other occupant executes an agreement acceptable to Landlord, in Landlord’s sole and absolute determination, whereby such assignee, subtenant or other occupant agrees to comply with all the terms, provisions and conditions of this Lease and to be bound to Landlord for the performance thereof as if such assignee, subtenant or other occupant had originally executed this Lease.

Except in the instance of an assignment to an Affiliate, any corporation or person to whom Tenant sells substantially all of its assets, any entity with which Tenant merges or consolidates, Tenant’s Franchisor or to a qualified franchisee of Tenant’s Franchisor, in accordance with the preceding paragraph, prior to any request for consent by Tenant to assign, convey, mortgage, encumber or otherwise transfer any part or the whole of the Leased Premises, Tenant shall, by written notice and without charge of any kind, offer the return of the Leased Premises to Landlord. Landlord, within Sixty (60) days of receipt of said written notice, shall have the option to reject said offer or to accept the return of the Leased Premises without further liability upon Tenant as to the terms of this Lease.

Any consent by Landlord shall not constitute a waiver of the necessity for such consent to any subsequent assignment, sublease, conveyance, mortgage, encumbrance or other transfer of this Lease or any interest hereunder, or as allowing any transfer hereof or any lien upon Tenant’s interest hereunder by operation of law or otherwise, or as permitting the use or occupancy of the Leased Premises or any part thereof by any person or entity other than Tenant, nor does it constitute a waiver of Landlord’s right to accept the Leased Premises as set forth hereinabove.

If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the United States Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than Ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such other person with respect to the assignment of this Lease.

Butler Crossing	12	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

The term “adequate assurance of future performance” as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to Six (6) times the monthly fixed Minimum Rent installment then applicable as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) if and to the extent available, furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of an amount equal to or greater than Thirty-Six (36) times the monthly Minimum Rent then applicable, and (c) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Lease.

Notwithstanding anything to the contrary in this Lease, any rights and options of first offer, refusal, renewal or extension granted to Tenant shall be personal to the Tenant named herein and shall be deemed null and void in the event of any assignment of this Lease or sublease of any portion of the Leased Premises.

SECtion 18.  EMINENT DOMAIN

In the event the Shopping Center or any part thereof shall be taken or condemned, either permanently or temporarily, for any public or quasi-public use or purpose by any authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to such award. However, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant due to interruption of Tenant’s business and for moving and relocation expenses. In the event of a taking under the power of eminent domain of more than Twenty-Five Percent (25%) of the Leased Premises or a sufficient portion of the Shopping Center so that after such taking less than Fifty Percent (50%) of the floor area within all buildings are occupied by tenants (as constituted prior to such taking), either Landlord or Tenant shall have the right to terminate this Lease by notice in writing given within ninety (90) days after the condemning authority takes possession, in which event all Rent that is computed on a periodic basis shall be pro-rated as of the date of such termination.

In the event of a taking of any portion of the Leased Premises not resulting in a termination of this Lease, Landlord shall use so much of the proceeds of Landlord’s award for the Leased Premises as is required therefor to restore the Leased Premises to a complete architectural unit, and this Lease shall continue in effect with respect to the balance of the Leased Premises with a reduction of Minimum Rent in proportion to the portion of the Leased Premises taken.

Notwithstanding anything to the contrary contained in this Lease, Landlord may terminate this Lease with no further liability to Tenant if Landlord’s mortgagee requires Landlord to apply any condemnation proceeds paid to Landlord to reduce any debt secured by the Shopping Center.

SECtion 19.  DEFAULT BY TENANT

If Tenant fails to pay Rent within Five (5) days from the due date or fails to remedy any default other than the payment of Rent within Ten (10) days after written notice from Landlord (unless such default cannot be remedied within the 10-day period and Tenant commences to remedy such default within the 10-day period and diligently pursues correction thereof, in which event the remedy time shall be extended to the time reasonably required therefor); or if a receiver of any property of Tenant on the Leased Premises is appointed or Tenant’s interest in the Leased Premises is levied upon by legal process and Tenant fails within Thirty (30) days to cause the vacation of such appointment, levy or adjudication; or if Tenant files a voluntary petition in bankruptcy, disposes of all or substantially all of its assets in bulk, or makes an assignment for the benefit of its creditors, then and in any such instance, without further notice to Tenant, any one or more of the following rights and remedies shall accrue to Landlord in Landlord’s discretion:

(a)	The entire Rent for the balance of the term, excluding amounts comprising Additional Charges, shall immediately become due and payable, subject to any applicable legal duty of Landlord to mitigate damages, and Landlord may enter into the Leased Premises or any part thereof with or without notice or process of law, and expel Tenant or any person occupying the same using such force as may be necessary and re-let the Leased Premises for Tenant’s account;
(b)	Landlord may enter upon the Leased Premises and terminate this Lease, in which event the obligations of Landlord hereunder shall cease without prejudice, however, to the right of Landlord to recover from Tenant any sums due Landlord for Rent or otherwise to the date of such entry, and also liquidated damages equal to any deficiency between the true rental value of the Leased Premises for the unexpired portion of the term and the Minimum Rent provided for that portion of the term, discounted Four Percent (4%) per annum to present value;

Butler Crossing	13	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(c)	Landlord may enter upon the Leased Premises without terminating this Lease and may re-let them in its own name for the account of Tenant for the remainder of the term at the highest rate it is then reasonably able to obtain and immediately recover from Tenant any deficiency for the balance of the term between the amount for which the Leased Premises were re-let, less expenses of re-letting (including broker and attorney’s fees), and the Rent provided hereunder;
(d)	Any attorney (including Landlord’s attorney) may immediately at the request of Landlord and based on an affidavit of default by Landlord, sign an agreement for entering in any competent court of an amicable action and confession of judgment in ejectment against Tenant and against all persons claiming under Tenant for the recovery by Landlord of possession of the Leased Premises for which a copy of this Lease shall be a sufficient warrant, and thereupon a writ of possession may issue forthwith for possession of the Leased Premises. Notwithstanding anything to the contrary set forth in this Lease, prior to executing on any judgment for possession, Landlord shall provide Tenant with all notices required by Pennsylvania statutes and the Pennsylvania Rules of Civil Procedure;
(e)	If for any reason after such amicable action and confession of judgment in ejectment has been commenced, the same shall be terminated by way of compromise, settlement or judgment of the court leaving Tenant and those claiming under Tenant in possession of the Leased Premises under this Lease, Landlord shall have the right in the event of any subsequent default or defaults to bring one or more further amicable actions and confessions of judgment in ejectment to recover possession of the Leased Premises for such subsequent default (such remedy for possession being in addition to any other remedy herein provided and specifically including the right of Landlord to repossess the Leased Premises peaceably in the event of default or abandonment of the Leased Premises by Tenant);
(f)	Tenant hereby empowers and authorizes any attorney of any court of record to appear for Tenant in any and all actions which may be brought for Rent, or agreed to be paid by Tenant, and/or to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of Rent, and in said suits or in said amicable action or actions to confess judgment against Tenant for all or any part of the Rent Tenant is required to pay which is then unpaid, including, at Landlord’s option, the Rent for the entire unexpired balance of the term of this Lease, and/or other charges, payments, costs and expenses agreed to be paid by Tenant, and for interest at the higher of Eighteen Percent (18%) per annum or the maximum amount permitted under applicable law, from the date such sums were due (with such rate of interest to continue in force after judgment until all such sums are paid) and costs, together with attorney’s fees incurred by Landlord in enforcing the terms of this Lease pursuant to this Section 19 (and an affidavit of any attorney representing Landlord hereunder stating the amount of fees so incurred shall be deemed conclusive as to the amount owed by Tenant), and Tenant hereby agrees that such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said Rent shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the original term hereof and/or during any extension or renewal of this Lease; and
(g)	If Landlord sub-meters electric current, gas or water to the Leased Premises, Landlord may, without notice to Tenant, cease furnishing such electric current, gas, or water.

If Tenant at any time shall fail to pay any taxes, assessments, or liens, or fails to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account of and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the higher of Twelve Percent (12%) per annum or the maximum amount permitted under applicable law, from their due date until paid, said interest to be so much additional Rent under this Lease and shall be paid to Landlord by Tenant upon demand.

All rights and remedies of Landlord herein enumerated shall be cumulative, and may be exercised by Landlord in the alternative, but none shall exclude any other available to Landlord at law or in equity. No failure of Landlord to enforce rights or remedies upon default of Tenant shall prejudice or affect the rights of Landlord upon any subsequent or similar default.

SECtion 20.  SECURITY DEPOSIT

To secure the faithful performance by Tenant of the covenants, conditions and agreements set forth in this Lease to be performed by it, Tenant shall, within Thirty (30) days after this Lease has been fully executed by the parties, deposit with Landlord a sum equivalent to one (1) monthly installments of Minimum Rent (to be brought current, upon Landlord’s request, within Thirty (30) days after the commencement of any increase in Minimum Rent or monthly installment of Additional Charges) on the understanding that:

(a)	Landlord shall not be obligated to but may apply such deposit or any portion thereof to the curing of any default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so the same will be restored to its original amount;

Butler Crossing	14	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(b)	Should the Shopping Center be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord’s successor or transferee for such application or return;
(c)	Landlord or its successors shall not be obligated to hold the security deposit as a separate fund, but may co-mingle it with other funds;
(d)	In no event shall Landlord be obligated to apply the security deposit against amounts due during or on account of the final month of the term;
(e)	If Tenant is late in the payment of Rent more than Two (2) times in any Twelve (12) month period, irrespective of whether such Rent is subsequently paid, then the security deposit shall, within Ten (10) days following demand by Landlord, be increased by Tenant to an amount equal to the sum of the greater of three (3) months’ Minimum Rent or Ten Thousand and No/100 Dollars ($10,000.00); and
(f)	If Tenant shall faithfully perform all the covenants and agreements in this Lease contained on the part of Tenant to be performed, the security deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within Thirty (30) days after the expiration of the term hereof, as extended by any option periods.

Notwithstanding anything herein to the contrary, Tenant hereby agrees not to look to any mortgagee, mortgagee in possession, or successor in title, for accountability for any security deposit required by Landlord hereinunder, unless said sums have been received by said mortgagee, mortgagee in possession, or successor as security for Tenant’s performance of this Lease.

SECtion 21.  NOTICES AND PAYMENTS

Any notice, communication, request, reply or advice given hereunder by or on behalf of either party to the other shall be in writing and may be transmitted by personal delivery, certified mail, postage prepaid with return receipt requested, or by Federal Express, UPS, USPS Express Mail, or other reputable national or regional overnight delivery service. Any such notice, communication, request, reply, or advice shall be addressed to Landlord or Tenant, as the case may be, at the addresses hereinabove specified, or at such other address as may be specified from time to time by notice in the manner set forth herein. Payment of Rent shall be deemed to have occurred on the date received. Notices delivered personally shall be deemed given on actual receipt, mailed notices shall be deemed given three (3) days after mailing, and overnight delivery shall be deemed given the following regular delivery day. Rejection or other refusal by the addressee to accept, or the inability of a party to deliver because of a changed address of which no notice was given, shall be deemed receipt of the notice sent. NOTWITHSTANDING ANY COURSE OF DEALING BETWEEN THE PARTIES OR OTHERWISE, and except as may be specifically permitted hereunder, the parties agree that verification of the transmittal and receipt of e-mail communications is insufficiently reliable to satisfy the notice requirements of this Lease.

In each instance where Tenant seeks to provide notice of Landlord’s default, Tenant shall, to the extent permitted by the service delivering such notice, place the following statement in capitalized, bold-faced lettering in not less than 12 point type on the outside of the envelope containing such notice: “ATTENTION CHIEF LEGAL OFFICER, NOTICE OF DEFAULT ENCLOSED”.

SECtion 22.  MORTGAGE SUBORDINATION

Subject to the non-disturbance provisions of this Section 22, this Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Leased Premises are a part and to all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, unless this Lease is otherwise terminated pursuant to its terms, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant's right to quiet possession of the Leased Premises shall not be disturbed, and Tenant’s rights hereunder shall not be adversely affected. Upon written request or notice by Landlord, Tenant agrees to execute any documents reasonably required to effectuate such an attornment or subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, provided such documents do not increase Tenant’s obligations or diminish Tenant’s rights under this Lease, and further provided that the mortgagee or trustee named in said mortgage or deed of trust shall agree to recognize this Lease in the event of foreclosure if Tenant is not in default of this Lease. Tenant also agrees that any mortgagee or trustee may elect to have this Lease prior to the lien of its mortgage or deed of trust, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or after the date of said mortgage or deed of trust.

Notwithstanding anything to the contrary contained herein, upon Landlord’s request, Tenant agrees to modify this Lease to satisfy the requirements of any lender or ground lessor who requests such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the property or any part thereof, provided that such modification does not (a) increase Rent, (b) alter the term, or (c) materially and adversely affect Tenant’s rights under this Lease.

Butler Crossing	15	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

SECtion 23.  CERTIFICATES OF LEASE INFORMATION

At any time and from time to time, Tenant agrees to execute and deliver to Landlord, for the benefit of such persons as Landlord requests and in a form reasonably satisfactory to Landlord, a written statement certifying any information pertaining to, or arising out of, this Lease, provided such facts are true, reasonably ascertainable, and not considered confidential. If Tenant fails to execute and return any such certificate to Landlord within Fifteen (15) days after receipt thereof, Landlord may treat such failure as an event of Tenant’s default hereunder.

SECtion 24.  QUIET ENJOYMENT

Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall have the peaceable and quiet enjoyment and possession of the Leased Premises during the continuance hereof without any manner of let or hindrance from Landlord or any person or persons lawfully claiming the Leased Premises through Landlord.

SECtion 25.  LIABILITY OF LANDLORD

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center as the same may then be encumbered, and neither Landlord, nor any constituent member or related entity or person, shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Shopping Center as hereinbefore expressly provided.

SECtion 26.  MISCELLANEOUS PROVISIONS

(a)	Waiver: No waiver of any condition or legal right or remedy of Landlord under this Lease, or at law or in equity, shall be implied by the failure or delay of Landlord in exercising any such right or remedy, or to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant, or right or remedy, shall be valid unless it be in writing signed by Landlord. A waiver in any one circumstance shall not be deemed to be a waiver for the future in similar circumstances. No waiver by Landlord with respect to one or more tenants or occupants of the Shopping Center shall constitute a waiver of or a breach of any condition nor be claimed or pleaded as an excuse of a future breach of the same condition or covenant.
(b)	Surrender & Holding Over: Tenant shall deliver up and surrender to Landlord possession of the Leased Premises upon the expiration of the term of this Lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and tear only excepted), including, but not limited to, the removal of Tenant’s signage in compliance with Section 11(e) hereof. Should Tenant remain in possession of the Leased Premises after expiration or any termination of this Lease, no tenancy or interest in the Leased Premises shall result therefrom, but such holding over shall be subject to immediate eviction and removal, and Tenant shall, upon demand, pay to Landlord, as liquidated damages, a sum equal to double the Minimum Rent as specified herein for any period during which Tenant shall hold the Leased Premises after the stipulated term of this Lease may have expired or been terminated.
(c)	Transfer of Landlord’s Interest: The person(s) or entity(s) named as Landlord herein shall be liable under this Lease only while it or they are the owner of their respective interests in the Shopping Center, and if such person(s) or entity(s) should sell or otherwise transfer its or their respective interests in this Lease or the Shopping Center, or if such person(s) or entity(s) should sell substantially all of its or their assets to any other entity or person, upon an undertaking by such purchaser or transferee to be responsible for all of the covenants and undertakings of Landlord hereunder, Tenant agrees that such selling or transferring person(s) or entity(s), as the case may be, shall thereafter have no liability to Tenant under this Lease or any modification or amendment hereof.
(d)	Consumer Price Index: If provided in this Lease, an increase in Rent based upon the ‘consumer price Index’ shall be based on the “All Items Component of the Consumer Price Index U.S. City Average for Urban Wage Earners and Clerical Workers (1982-84 = 100),” as published by the Bureau of Statistics of the United States Department of Labor. The “Base Period” shall be the month in which the Rental Commencement Date occurs. The Base Period remains the same throughout the Lease and all extensions. The “Current Period” shall be the first month of the period for which an increase is provided. Said Rent shall then be increased (but never decreased) by the percentage increase from the Base Period to the Current Period. If such Index is discontinued, a comparable index, if published by a reasonable financial authority and approved by Landlord, shall be used for making such a computation.
(e)	Landlord's Relocation Rights: If at any time after the Lease Commencement Date Landlord determines that it is in the best interest of the Shopping Center to relocate Tenant to another location therein, Landlord may do so upon reasonable notice to Tenant, provided that Landlord pay all reasonable and customary expenses associated with such relocation. Such determination shall be in Landlord's sole and absolute discretion, except that if such relocation affects the size, access to, or visibility of, the Leased Premises or the amount of Minimum Rent to be paid by Tenant, Landlord shall obtain Tenant's prior written consent to such relocation, which consent shall not be unreasonably withheld.

Butler Crossing	16	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(f)	Brokers; Commissions: Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees through Tenant in connection with the execution of this Lease, and Tenant agrees to indemnify, defend, and protect Landlord against and hold it harmless from all liabilities arising from any such claim, including the cost of attorney fees.
(g)	Successors & Assigns: This Lease Agreement inures to the benefit of and shall be binding upon the parties, their heirs, successors, assigns and legal representatives, subject only to the provisions restricting assignment and subleasing. In no event shall any assignment by, from, through, or under Tenant in violation of the provisions of this Lease vest any interest whatsoever in any such heir, successor, assign or legal representative.
(h)	Joint & Several Liability: The parties to this Lease identified as “Tenant,” if more than one, as shown on the face plate and Page 1 hereof, are jointly and severally liable under all terms, conditions, and covenants of this Lease.
(i)	Waiver of Jury Trial: The parties hereto waive trial by jury, to the extent permitted by law, in any action, proceeding or counterclaim brought by either of them against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use and occupancy of the Leased Premises.
(j)	No Partnership: Landlord does not, in any way or for any purpose, become a partner of Tenant, in the conduct of its business or otherwise, or a joint venturer or member of a joint enterprise with Tenant, by virtue of its entering into this Lease with Tenant.
(k)	Entire Agreement: This Lease contains the entire agreement of the parties and cannot be amended or modified except by written agreement signed by both parties. All the agreements, conditions, covenants, terms, warranties, understandings, obligations, limitations, representations, and provisions related to the Leased Premises and the Shopping Center, Tenant’s occupancy and possession of the Leased Premises, and the relationship of Landlord and Tenant, are expressly contained in this Lease, and none shall be implied. Tenant expressly acknowledges that no representations have been made by Landlord or anyone representing Landlord or acting on its behalf to Tenant that have not been reduced to writing and inserted into this Lease. Tenant hereby expressly waives the right to assert that any such oral representation was made by Landlord or on its behalf. Tenant acknowledges that it is an experienced and sophisticated retailer, is familiar with the market in which the Leased Premises is situated, and has conducted its own independent investigation of all matters related to the operation of its business within the Leased Premises before executing this Lease.
(l)	Attorney’s Fees: Except as expressly set forth in this Lease, each party shall bear the cost of its own attorney’s fees in the event of litigation between the parties. Notwithstanding the foregoing, however, in the event either party initiates litigation against the other, and such litigation is resolved in favor of the party not initiating the same, the party initiating the litigation shall reimburse the party not initiating the litigation for all attorney’s fees, costs, and expenses incurred in such litigation. Notwithstanding the foregoing and in addition to any other Section of this Lease permitting the same, Landlord shall be entitled to recoup from Tenant all attorney’s fees reasonably incurred by Landlord in enforcing Tenant’s obligations under this Lease.
(m)	Interpretation: The language in all parts of this Lease shall in all cases be construed according to its fair meaning and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of either party. The parties and their respective advisors acknowledge that this Lease is the product of their joint efforts, that it expresses their agreement and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation. The Section and Subsection headings are inserted only as a matter of convenience and for reference purposes and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease. The words “hereof” or “herein” or words of similar import shall be deemed to refer to this Lease as a whole and not to an individual paragraph, Subsection, or Section unless specifically referenced to such paragraph, Subsection, or Section. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any gender shall be deemed to include the other gender. Nothing contained herein shall be deemed to grant Tenant any right to terminate or amend this Lease, or to claim any right to discontinue its business in the Leased Premises, or to assert any co-tenancy, exclusive use, inducement tenancy, or other such occupancy rights, except to the extent the same is expressly set forth herein.
(n)	Power, Authority, and Continuing Existence of Tenant: If Tenant is other than a natural person:
(i)	each individual executing this Lease on behalf of Tenant hereby represents and warrants that he or she is duly authorized and has the power to execute and deliver this Lease on Tenant’s behalf, in accordance with all governing documents and pursuant to any duly-executed authorizations, to the extent required by such governing documents, and that upon execution, this Lease will be binding upon Tenant; and
Butler Crossing	17	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(ii)	Tenant hereby represents and warrants that it is a duly organized, validly existing a Pennsylvania corporation d.b.a. “Independent Taco”, and is licensed or qualified to do business and is in good standing in the State of Pennsylvania, and will remain so throughout the entire term hereof, including any extensions or renewals, the failure of which will be an immediate default under this Lease.
(iii)	has the capacity and authority to execute this Lease and perform the obligations of Tenant hereunder. All action necessary to authorize the execution, delivery, and performance of this Lease by Tenant has been taken, and such action has not been rescinded or modified. Upon the execution of this Lease, this Lease will be legally binding upon Tenant and enforceable against Tenant in accordance with all its provisions. The person signing this Lease on behalf of Tenant has been duly authorized to sign and deliver this Lease on behalf of Tenant. [including authority to sign digitally in accordance with Seller’s policy pertaining to the same]
(o)	Memorandum of Lease: Neither party shall record this Lease, but the parties hereto agree to execute a Memorandum of Lease, in recordable form, upon Landlord’s request, or Tenant’s request, if acceptable to Landlord or its lender, if approval is required thereof. In no event shall said Memorandum of Lease set forth the Rent payable by Tenant under this Lease, but may set forth any other information Landlord reasonably requires or desires, including, but not limited to, the legal description of the Leased Premises and the Shopping Center, the commencement and termination dates of the term of this Lease, and any renewal rights. In the event Tenant records this Lease in violation of this provision, Landlord may, at its option, terminate this Lease and this Lease shall be of no further force and effect. All terms, provisions, and conditions contained in this Lease and not recited in a Memorandum of Lease shall be kept strictly confidential, and Tenant agrees not to disclose any such term, provision or condition to any other party, except only to Tenant’s employees, lenders, attorneys, and accountants, on a need-to-know basis. In the event a Memorandum of Lease is recorded by Tenant, whether in compliance with the provisions of this Subsection or not, Tenant shall, within Fifteen (15) days following the expiration of the term of this Lease, or earlier termination, cause a release or termination of the Memorandum of Lease to be recorded at its sole cost and expense. Tenant shall be liable to Landlord for any losses, costs, expenses or other liability incurred as a result of Tenant’s failure to timely do so.
(p)	Power of Attorney: In the event Tenant fails to deliver any documents required to be delivered to Landlord under the terms of this Lease within the time period specified elsewhere herein or in such request, or otherwise within Ten (10) days following Landlord’s written request, Tenant does hereby make, constitute, and irrevocably appoint Landlord as its attorney-in-fact and in its place and stead to do so.
(q)	Financial Statements: Tenant shall, within Ten (10) days after receipt of a written request from Landlord, furnish to Landlord Tenant’s current financial statement and such other financial information as Landlord may request. In addition, on or before the thirtieth (30th) day following the end of each calendar year, Tenant shall furnish to Landlord a statement, certified by Tenant, of Tenant’s Gross Sales during the prior calendar year. The term “Gross Sales” shall mean the aggregate gross amount of all sales made and all charges for services performed in or from the Leased Premises in the ordinary course of business, less only cash refunds or credit for merchandise returned if the price of such merchandise was originally included in Gross Sales, and the amount of sales and excise taxes to the extent included in sales.] Landlord covenants that the financial information provided by Tenant shall be treated as confidential, except that Landlord may disclose such information to any prospective purchaser, prospective or existing lender, or prospective or existing ground or underlying landlord, upon the condition that the prospective purchaser, prospective or existing lender or underlying landlord shall also covenant to treat such information as confidential.
(r)	Severability: If any clause or provision of this Lease is held to be invalid or unenforceable by any court of competent jurisdiction as against any person or under certain circumstances, the remainder of this Lease and the applicability of such provision to other persons or circumstances shall not be affected thereby. All other clauses and provisions of this Lease not held invalid or unenforceable shall be and remain valid and enforceable to the fullest extent permitted by the law.
(s)	Counterparts: This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document. This Lease may be executed by digital signature and/or executed and delivered by electronic copy or via facsimile, which such electronic copy, facsimile, or digital signatures and delivery shall be valid and binding the same as if original documents were delivered. Each party executing and delivering electronic or facsimile copies agrees to thereafter promptly deliver originals to the other party upon request. Signatures transmitted via facsimile or via an e-mail in ‘pdf’ format will have the same force and effect as original signatures.
Butler Crossing	18	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

(t)	Consents: With respect to any provision of this Lease which provides or infers, in effect, that Landlord shall not unreasonably withhold, condition or delay its consent or approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim against Landlord for money damages, and Tenant hereby waives any claim or assertion by Tenant that Landlord has unreasonably withheld, conditioned or delayed any consent or approval, but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision of this Lease, or for specific performance, injunction or declaratory judgment.
(u)	Force Majeure: The period of time during which Landlord is prevented or delayed in the performance of the making of any improvements or repairs or fulfilling any obligation required under this Lease due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God, governmental prohibitions or regulation, inability or difficulty to obtain materials or other causes beyond Landlord’s control, shall be added to Landlord’s time for performance thereof, and Landlord shall have no liability by reason of such delays.
(v)	Governing Law: This Lease shall be governed by and construed in accordance with the laws of the State of Pennsylvania, except, however, that this shall not preclude Landlord from pursuing collection of any amount owed under this Lease by Tenant in accordance with the laws of the State of Ohio or any other state or jurisdiction deemed acceptable by Landlord, without the need for resolving any conflict between the laws of such jurisdiction and those of the state within which the Shopping Center is situated, and Tenant hereby consents to venue and personal jurisdiction for any such collection action in any state or federal court in the State of Pennsylvania or such other venue or jurisdiction selected by Landlord.
(w)	Guaranty: Landlord’s obligations hereunder are conditioned upon the execution of a Guaranty of Full Performance by Tim Sievers in the form attached hereto as Exhibit “D,” and made a part hereof, and upon the continuing effectiveness of such Guaranty throughout the entire term of this Lease including any optional extensions thereof.
(x)	OFAC: Each of Landlord and Tenant represents and warrants to the other that, to its knowledge, none of its officers, directors, shareholders, partners, members or associates, and no other direct or indirect holder of any equity interest in it is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of United States Presidential Executive Order 13224 issued on September 24, 2001, as amended (“Executive Order”); (ii) whose name appears on the U.S. Department of the Treasury, Office of Foreign Assets Control’s (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, www.treas.gov/ofac/; (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in the Executive Order; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”). Each of Landlord and Tenant covenants and agrees to use commercially reasonable efforts to ensure that neither it nor any of its officers, directors, shareholders, partners, members or associates, and no other direct or indirect holder of any equity interest in it will: (a) conduct any business, or engage in any transaction or dealing with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (“Patriot Act”). On request by the other party from time to time, each of Landlord and Tenant further covenants and agrees promptly to deliver to the other any certification or other evidence reasonably requested by the other party to confirm that, to the requested party’s actual, current knowledge, no violation of this Section has occurred.
(y)	Satellite Equipment: Tenant shall have the right, at its expense, to place so-called Very Small Aperture Terminal or ‘VSAT’ communication equipment on the roof directly above the Leased Premises subject to Landlord’s approval (not to be unreasonably withheld or delayed) as to location, screening, installation methods and materials, installation contractor/s, and all applicable governmental regulations. Tenant shall be responsible for the repair of any damage caused by the installation, maintenance or removal of such communication equipment.
(z)	Entry By Landlord: Landlord, its agents, employees, and contractors, upon not less than twenty-four (24) hours’ notice, except in the case of an emergency, and with a representative of Tenant present (except in the case of an emergency), may enter the Leased Premises at reasonable hours to: (i) inspect the same, (ii) exhibit the same to prospective purchasers, lenders, or, within the final 180 days of the Lease term or any extension or renewal thereof, to prospective tenants, and place ‘For Lease’ or ‘For Rent’ signs in the windows of the Leased Premises, (iii) determine whether Tenant is complying with all its obligations in this Lease, (iv) supply any service that this Lease obligates Landlord to provide to Tenant, (v) post notices, or (vi) make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Shopping Center; however, all such work will be done as promptly and so as to cause as little interference to Tenant as is reasonably possible.

[END OF TEXT – SIGNATURE PAGE FOLLOWS]

Butler Crossing	19	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

IN WITNESS WHEREOF, the parties hereto have set their hands to duplicates hereof, the day and year first written above.

Signed in the Presence of:	“LANDLORD”:
Butler Outlot 5 Associates, L.L.C., an Ohio limited liability company

By: Butler Sitework Associates, L.L.C., its Managing Member

By: M. P. Asset Co., Ltd., its Managing Member

By: Anthony A. Petrarca Trust VII, its Managing Member

Witness:/s/ Alexa McDonough	By: /s/ Andrew R. Duff
Andrew R. Duff, Trustee
Witness:/s/ [Signature Illegible]

LANDLORD’S ACKNOWLEDGMENT

STATE OF OHIO	}
} SS
COUNTY OF SUMMIT	}

BEFORE ME, a Notary Public in and for said County and State, did personally appear the above-named Butler Outlot 5 Associates, L.L.C., by Andrew R. Duff, Trustee of the Anthony A. Petrarca Trust No. VII, the Managing Member of M.P. Asset Co., Ltd., the Managing Member of Butler Sitework Associates, L.L.C., the Managing Member of Butler Outlot 5 Associates, L.L.C., who acknowledged that he did sign the foregoing Assignment with full authority herein and that the same is his free act and deed and the free act and deed of Butler Outlot 5 Associates, L.L.C.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Fairlawn, Ohio, this 16th day of September, 2019.

/s/ Alexa McDonough

NOTARY PUBLIC

LANDLORD APPROVALS

Business	Legal
/S/ JCC	/S/ Illegible
9/16/2019	9/16/2019

Butler Crossing	20	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

IMPORTANT NOTICE:

NOTWITHSTANDING ANY CUSTOM OR STATUTORY PROVISION CALLING FOR LESS THAN TWO (2) WITNESSES AND NOTARIZATION BY A NOTARY PUBLIC (THE NOTARY MAY BE A WITNESS BUT MUST SIGN AS BOTH NOTARY AND WITNESS), LANDLORD WILL NOT ACCEPT, AND ITS COUNSEL WILL NOT APPROVE, A LEASE THAT IS NOT WITNESSED BY AT LEAST TWO (2) PERSONS OR THAT IS NOT PROPERLY NOTARIZED.

“TENANT”:

Fast Casual Concepts, Inc., a Pennsylvania corporation d.b.a.
“Independent Taco”

Witness:/s/ Illegible	By: /S/ Tim Seivers
Tim Sievers
Witness:/s/ Jason Close	Its: President

TENANT'S ACKNOWLEDGMENT

STATE OF Pennsylvania	}
} SS:
COUNTY OF Mercer	}

BEFORE ME, a Notary Public, in and for said County and State, did personally appear the above named Fast Casual Concepts, Inc., by Tim Sievers, its President, who acknowledged that he did sign the foregoing and that the same is his free act and deed and the free act and deed of said Fast Casual Concepts, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Grove City, PA, this 10th day of September, 2019.

/s/ Constance A. Close

NOTARY PUBLIC

Butler Crossing	21	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

EXHIBIT A-1 LEASED PREMISES

TOTAL PARKING =144
(16,820 SF=8.56/1000 SF)
OL 5A
2,500 SF
3,010 SF
5,010 SF
1,400 SF
1,400 SF
1,400 SF
2,100 SF
3,500 S.F.
Leased Premises
Shopping Center
NORTH
1"=50' @11X17
TO BANK
AC.
BUTLER CROSSING
SMALL SHOPS - OUTLOT 5
BUILDING SHELL
NEWCASTLE ROAD
BUTLER CO., BUTLER, PA
Cedarwood
Architectural
REVIEW, 05.15.14
REVIEW, 07.08.14
REVIEW, 03.01.16
REVIEW, 03.07.16
OUTPARCEL 5
OVERALL
SP 030716

EXHIBIT A-2

All that certain Lot or Parcel of ground situate in Butler Township, Butler County, Commonwealth of Pennsylvania, known as Lot 5R in the Butler Crossing Subdivision Plan Revision No. 1 as recorded in the office of the Recorder of Deeds of Butler County, Pennsylvania as instrument number 200804070007230, Plan Book Volume 306, Page 38.

EXHIBIT A-3 DEVELOPMENT

"Development" - outlined in BLUE

UNIT 100
KOHLS
68,377
UNIT 240A
UNIT 240B
UNIT 250
UNIT 300
25,095 SF
UNIT 340
7,480 SF
4,881 SF
UNIT 400
21,705 SF
UNIT 500
19,999 SF
UNIT 600
15,230 SF
UNIT 610
UNIT 620
LOT 9 SHOPPING CENTER PARCEL
18.2346 AC
116,120 GLA
KOHL'S PARCEL
3.94 AC
DL 10
4.9872 AC
NORTH
1"=150' @11X17
BUTLER C
BUTLER CROSSING
SMALL SHOPS - OUTLOT 5
BUILDING SHELL
NEWCASTLE ROAD
BUTLER CO., BUTLER, PA
Cedarwood
Architectural
OUTPARCEL 5
OVERALL
SP 030716

"Shopping Center" - cross-hatched and outlined in RED

Exhibit “C”

EXHIBIT C - SIGN CRITERIA
Out Lot 5 / Butler Crossing

A.       GENERAL:

1.	It is intended that this criteria establishes uniform, attractive criteria for all Tenants of this project.
2.	This criteria is not intended to supersede local building and zoning criteria. It shall be Tenant's responsibility to comply with all prevailing building, electrical and zoning codes and ordinances, and to obtain permits for their signs.
3.	Tenant shall, at its own expense, be responsible for providing professionally prepared sign drawings for Landlord and jurisdictional approvals, all signage construction and installation, and for prompt repair and maintenance of its signage. Tenant identification signs shall be installed prior to Tenant's opening for business.
4.	Sign types, design, size, location and construction shall be completed in compliance with the instructions, limitations, and criteria contained herein.

No other signage is permitted, unless written approval of Landlord is obtained prior to ordering and installing such signage.

B.       SIGN DRAWINGS AND APPROVAL:

1.	Approval of store design drawings or working drawings and specifications for Tenant's Leased Premises does not constitute approval of any sign work. Tenant shall submit to Landlord their proposed sign drawings and specifications within thirty (30) days from the latter of the following dates:

a.       Receipt of space layout drawings from Landlord; or

b,      Execution of Lease.

All drawings shall be professionally prepared and drawn to scale to clearly show the location of signs, graphics, color (pantone number), elevation(s), dimensions, construction, electrical details, and attachment details.

Tenant is required to submit one electronic file of Tenant's sign drawings to the attention of Landlord's Tenant Coordinator for Landlord's review, comment and/or approval.

2.	As soon as possible after receipt of the sign drawings, Landlord shall return to the Tenant one (1) electronic set of such sign drawings with its required modifications and/or approval. If, upon receipt of approved sign drawings bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing, by certified or registered mail, addressed to Landlord within ten (10) days from the date of receipt of such sign drawings. Unless such action is taken, it will be deemed that all comments made by Landlord on the sign drawings are acceptable to and approved by Tenant.
3.	Upon receipt of written approval from Landlord, Tenant shall submit its sign drawings to the local building and zoning jurisdiction for approval. Revisions to drawings, if any, shall be submitted to Landlord for re-approval.

10.06.15

Exhibit “C”

C.      TENANT IDENTIFICATION SIGNAGE:

1.	Tenant identification signage shall consist of wall or canopy-mounted signs consisting of individual, internally illuminated, channel type letters with translucent plastic faces.
2.	Tenant identification wall signage shall consist of letters or Tenant's insignia organized in one or more lines. The extreme outer limits of such letters and insignias shall fall within an imaginary rectangle, in which rectangle shall not exceed forty-two inches (42”) in height. The maximum width of such rectangle shall not exceed 75% of the Tenant's frontage, or designated canopy or wall area for such signage, whichever is less.
3.	All letters and insignia shall have concealed attachment and electrical devices. No exposed support channels, electrical raceways, transformers or similar devices shall be permitted.
4.	Signs and insignia shall be internally illuminated with neon filled glass tubing, 13mm minimum or use of LED's for illumination will be allowed.
5.	Manufacturer's identification labels shall not exceed 1-inch in width and be installed in non-conspicuous locations on letter return.
6.	Illuminated signs to be controlled with photocell on, time clock off, unless Tenant desires signage to be on during all hours of operation. (Review local code.)

D.       STOREFRONT WINDOW SIGNAGE:

1.	Additional permanent signage and graphics will be permitted on or behind the storefront windows only if they add to the identity of the Tenant and are part of a total storefront design scheme. Tenant must submit professionally prepared sign drawings for all storefront window signage to Landlord for Landlord's review and approval. Tenant may not proceed to install any storefront window signage until receipt of Landlord's written approval of such signs. Landlord will strictly limit and review the type and size of all signage occurring behind the storefront glass. The following types of storefront window signs and logos will be permitted; if allowed by local code.

a.	Suspended exposed neon. Exposed neon signs must be mounted on a clear plexiglass background, suspended from the storefront soffit with chains or sleeves.
b.	Non-dimensional signs such as die cut vinyl, gold or silver leaf, or paint used as safety decals on the storefront window. All such signage must be placed on the interior side of the storefront glazing.

2.	All secondary storefront signage shall not exceed 10% of the total storefront window area. (Review local code.)

10.06.15

Exhibit “C”

E.       REAR DOOR SIGNAGE:

1.	Landlord shall furnish and install uniform rear door signage indicating the Tenant's name and address. Rear building signage will be at Landlord's discretion. If Landlord permits rear building signage, the signage must comply with all local codes and ordinances.

F.       PROMOTIONAL SALES SIGNS:

1.	Professional prepared promotional (temporary) sales signs may be places within the storefront glass are acceptable provided they are suspended by chains or fishwire or attached to the glazing with suction cups or clear tape. These signs and the installation of these signs must comply with all local codes and ordinances. Handwritten, computer generated, newspaper ads, or signs attached with non-transparent tape will not be permitted under any circumstances.

G.       STORE ADDRESS:

1.	Tenant shall furnish and install its address on the transom glass above the storefront entrance door. The address shall be 3-inch black vinyl die cut numerals, Helvetica style.

H.       PROHIBITED SIGNS:

1.	Moving, free-standing, rotating, rooftop signs, cabinet-type signs employing transparent, translucent or luminous plastic background panels;
2.	Signs employing noise-making devices and components, moving or flashing lights, exposed raceways, ballast boxes, transformers, painted and/or non-illuminated letters, luminous-vacuum formed type plastic letters, unedged or uncapped plastic letters with no returns and exposed fastenings;
3.	Cloth, wood, paper or cardboard signs, stickers, letters, symbols, decals, painted signs or identification of any nature, around or on exterior surfaces of the Leased Premises, except as otherwise specifically permitted in the criteria.
4.	Site signs of any type, other than Landlord's pylon sign (if any).

I.       I. NON-CONFORMING SIGNS

1.	If Tenant installs any building signage that does not conform to the specifics of the Exhibit “C” — Sign Criteria, Landlord will notify Tenant in writing as to the non-conformity. If Tenant does not correct the sign within 30 days of receipt of notification, Landlord will remove the sign at Tenant's sole expense,

10.06.15

EXHIBIT “D“

GUARANTY OF FULL PERFORMANCE

THIS GUARANTY OF FULL PERFORMANCE (“Guaranty”) is made and entered into a _____________________ Pennsylvania, this ______ day of September, 2019, by TIM SEIVERS (hereinafter referred to as “Guarantor”).

WITNESSETH:

WHEREAS, BUTLER OUTLOT 5 ASSOCIATES, L.L.C., an Ohio limited liability company, as lessor (hereinafter referred to as “Landlord''), and FAST CASUAL CONCEPTS, INC., a Pennsylvania corporation d.b.a. 'Independent Taco', as lessee (such named party or any successor lessee being hereinafter referred to as “Tenant”), have entered into a Lease Agreement (hereinafter “Lease”) as of the_____ day of September, 2019, to which Lease the form of this Guaranty is attached as Exhibit “D”; and

WHEREAS, as an inducement for Landlord to enter into said Lease, Guarantor has agreed to guaranty the full performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease by Landlord and other valuable consideration, the receipt of which are hereby acknowledged, Guarantor hereby guarantees the full and prompt payment of rent and other leasehold charges required to be paid by Tenant pursuant to and under the Lease, together with the full performance and observance of all covenants and agreements contained in said Lease and to be performed on the part of Tenant.

This Guaranty is absolute, and unconditional and shall be a continuing one, without in any way being affected by the bankruptcy or insolvency of Tenant or its successors, or assigns, or by the rejection, disaffirmance or abandonment of the Lease or the Leased Premises by Tenant or a trustee or receiver of Tenant or its successors or assigns. This Guaranty is and shall continue to be effective during the entire Lease term, including optional extensions thereof, if any.

Demand and notice of non-payment or non-performance, diligence in collection and notice of acceptance of this Guaranty are hereby expressly waived by Guarantor,

Guarantor hereby covenants and agrees that he will not sell, transfer, or otherwise convey away his assets at any time during the term of the Lease and the pendency of this Guaranty, except in exchange for fair market value.

The undersigned acknowledges that Landlord may, from time to time, in its sole and absolute discretion, without prior notice to or consent of the undersigned, and without in any way impairing or affecting Guarantor's' liability created hereby:

(a)	Change, subject to Tenant's rights under the Lease, the manner, place or term of the payment or performance under said Lease, or extend the time of payment or performance;
(b)	Settle or compromise with Tenant any liabilities arising under said Lease to such extent as Landlord may determine without affecting the liability of Guarantor.

Guarantor certifies that he has full authority to enter into this Guaranty and that the same is his free act and deed.

AUTHORITY TO CONFESS JUDGMENT. Guarantor hereby authorizes and appoints any attorney at law at any time or times to appear in any court of competent jurisdiction in the State of Pennsylvania after the obligations of such Guarantor or any part thereof shall become due and payable (whether the payment becomes due by lapse of time, by acceleration of any or all of the obligations of Tenant or any other guarantor or by operation of any provision for acceleration contained in the Lease or otherwise) and in each case to waive the issuance and service of process, enter an appearance and confess a judgment against the undersigned Guarantor in favor of Landlord, for the amount then appearing due, including interest, together with costs of suit and reasonable attorney's fees, and, thereupon, to release all errors and waive all rights of appeal and stay of execution. No such judgment or judgments against the undersigned shall be a bar to a subsequent judgment or judgments pursuant to this warrant of attorney against the undersigned Guarantor against whom judgment has not been obtained hereon. The foregoing warrant of attorney shall survive any judgment, and should any judgment be vacated for any reason any holder of this Guaranty may nevertheless utilize the foregoing warrant of attorney and thereafter obtain an additional judgment or judgments against the undersigned Guarantor.

IN WITNESS WHEREOF, Guarantor has set his hand the day and year first written above.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST TENANT, WHETHER FOR FAILURE ON TENANT'S PART TO COMPLY WITH THE LEASE, OR ANY OTHER CAUSE.

Butler Crossing	Page 1 of 2	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

Signed in the Presence of:	GUARANTOR:

Witness:
Tim Seivers
Witness:	Mailing Address:	139 Amsterdam Road
Grove City, PA 16127
Tel:_________________
	Date of Birth:	____/____/_____

	Social Security No.:	___-___-_____

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
}SS
COUNTY OF	)

BEFORE ME, a Notary Public, in and for said County and State, did personally appear the above-named Tim Seivers who acknowledged that he did sign the foregoing and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ______ , Pennsylvania this_____ day of September, 2019.

_____________________________________

NOTARY PUBLIC

ACKNOWLEDGMENT

BEFORE ME, a Notary Public, in and for said County and State, did personally appear the above-named Tim Seivers who acknowledged that he did sign the foregoing and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ______ , Pennsylvania this_____ day of September, 2019.

_____________________________________

NOTARY PUBLIC

Butler Outlot 5	Page 2 of 2	Fast Casual Concepts, Inc.
Butler, PA		September 6, 2019

EXHIBIT “E”

EXISTING PERMITTED, EXCLUSIVE, AND PROHIBITED USES

BUTLER CROSSING DEVELOPMENT

BUTLER, PA

(Revised as of 08/26/2019)

Information contained in this Exhibit is believed to be true and accurate to the best of Landlord's knowledge as of the date Landlord executed the Lease Agreement to which it is attached.

Unless otherwise set forth in the Lease Agreement to which this Exhibit is attached, Landlord reserves the right, in its discretion, to update this Exhibit from time to time throughout the term of the Lease Agreement to which it is attached.

Parcel Designation	Suite/ Unit ID	Approx. Bldg. Sq. Ft.	Tenant	Tenant D.B.A	Lease/PSA Date
Lots 9R-1 & 9R-2 (Lot 9R-1 and Lot 9R-2 in the Butler Crossing Subdivision Plan Revision No. 2 as recorded October 8, 2008 in the office of the Recorder of Deeds of Butler County, Pennsylvania as instrument number 200810080022917, Plan Book Volume 310, Page 24)	100	68,377	Kohl's Pennsylvania, Inc.	Kohl's	7/01/2008
	240A	2,145	Binh Xuan Nguyen	Diamond Nails	12/06/2018
	2408	1,535	Binh Xuan Nguyen	Diamond Nails	12/29/2009
	260	8,050	Ulta Salon, Cosmetics & Fragrance, Inc.	ULTA	04/28/2015
	300	25,095	Ross Dress for Less, Inc.	Ross	5/05/2008
	320	7,480	Five Below, Inc.	Five Below	8/07/2009
	350	4,881	Shoe Sensation, Inc.	Shoe Sensation	01/17/2019
	400	21,705	Michaels Stores, Inc.	Michael's	1/31/2008
	500	19,999	MARMAXX Operating Corp.	TJ Maxx	07/24/2018
	600	15,230	Petco Animal Supplies Stores, Inc,	Petco	2/19/2008
	610	-NA-	Vacant [not leasable]
	620	10,000	Dollar Tree Stores, Inc.	Dollar Tree	12/10/2008

2019-08-26 Butler Crossing Shopping Center Existing Exclusives V19	Page 1 of 23	8/26/2019 2:08:48 PM

Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 In Book 306 at Page 38 of the Butler County Record of Plats)	10	1,760	Heartland Restaurant Group, LLC	Dunkin Donuts	8/06/2008
	20	1,200	Emigh Jewelry Company	Emigh Jewelry	11/17/2015
	30	1,200	4 FLC Partners LP	Little Caesar's Rua	4/16/2009
	40	3,637	Pennsylvania RSA 6 (I) Limited Partnership	Verizon	12/14/2007
	50	1,600	Sally Beauty Supply LLC	Sally Beauty	8/02/2007
	601	3,000	MBMF, Inc.	Original Mattress Factory	7/12/2007
	70	2,000	Bell Clippers, LLC	Great Clips	12/31/2008
	80	2,200	Visionary Properties Inc.	Visionworks	6/07/2010
Outlot 2 (Lot No. 2R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats)		2,900	First Commonwealth Bank	First Commonwealth Bank	6/25/2007
Outlot 3 (Lot No. 3R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats)		5,674	Apple Pennsylvania, LLC	Applebee's	9/19/2007
Outlot 4 (Lot No. 4R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats)		3,500	Clearview Federal Credit Union	Clearview Federal Credit Union	8/03/2007
Outlot 5 (Lot No. SR of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats) 620 Butler Crossing	Unit 1	2,100	S&L Foods, LLC	Firehouse Subs	6/13/2016
	Unit 2	1,400	Fast Casual concepts, Inc.	Independent Taco	[Pending as of 08/26/19)
	Unit 3	1,400	JSH Management, L.L.C.	The UPS Store Store	8/23/2016

2019-08-26 Butler Crossing Shopping Center Existing Exclusives V19	Page 2 of 23	8/26/2019 2:08:48 PM

	Unit 4	1,400	Keystone Clippers, LLC	SportClips	3/23/2016
	Unit 5	5,000	Sam Levin Inc.	Levin Mattress	2/12/2016
	Unit 6	3,010	TCC Wireless, LLC	T-Mobile_	8/09/2016
	Unit 7	2,500	Sterling Inc.	Kay Jewelers	3/11/2016
Outlot 6 (Lot No. 6R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats)			Sold	Northwest Savings Bank	11/27/2012
Outlot 7 (Lot No. 7R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats)		4,200	McDonald's USA, LLC	McDonald's	7/25/2008

RECORDED INSTRUMENTS CREATING ENCUMBRANCES

(The following list is not necessarily comprehensive. A tenant or occupant wishing a complete list of encumbrances touching or affecting its leased premises should obtain the same from a licensed title company of its choosing)

•	Shopping Center Subdivision Reciprocal Easement Agreement dated June 15, 2007 and recorded as Instrument Number 200706180015449 in the Butler County real estate records (the “Shopping Center REA”); and
•	Agreement of Easements, Covenants and Restrictions dated May 22, 2008 and recorded as Instrument Number 200806020012157 in the Butler County real estate records (the “Center ECR”);
•	Covenant Not To Compete dated August 28, 2008 and recorded as Instrument Number 200809040020242 in the Butler County real estate records;
•	Kohl's Supplement to Reciprocal Easement Agreements dated July 1, 2008 and recorded as Instrument Number 200808270019677 in the Butler County real estate records (the “Kohl's Supplemental ECR”);
•	Declaration of Easements and Development Agreement dated June 26, 2013 and recorded as Instrument Number 201306280019040 in the Butler County real estate records.
•	Memorandum of Termination of Lease dated July 12, 2018 and recorded as Instrument Number 201811020022439 in the Butler County real estate records. [Restriction in favor of Aldi Inc. (Pennsylvania) prohibiting use of Suite 500 of the building on Lot 9R1 and Lot 9R-2 as a supermarket, convenience food store, or otherwise for the sale of, without limitation (1) packaged or fresh seafood, meat or poultry for off-premises consumption, (2) packaged or fresh produce or vegetables for off-premises consumption, (3) packaged or fresh dairy products (excluding cone ice cream) for off-premises consumption, and (4) other grocery items]

2019-08-26 Butler Crossing Shopping Center Existing Exclusives V19	Page 3 of 23	8/26/2019 2:08:48 PM

PERMITTED & EXCLUSIVE USE LEASE CLAUSES

(IN ALPHABETICAL ORDER BASED ON D.B.A./TRADE NAME)

APPLE PENNSYLVANIA, LLC DBA APPLEBEE'S (09-19-2007)

11.1 Use. The use of the Premises shall be for a casual dining restaurant business initially under the name Applebee's Neighborhood Grill & Bar or other applicable name required by Franchisor. After the Rent Commencement Date the Premises may be used for any lawful purpose (restaurant or other retail use consistent with those typically found in comparable power shopping centers) other than (i) a gas station, (ii) any of the uses listed in attached Exhibit L, or (iii) uses specifically prohibited by the terms of the REA. The Premises shall be attractive in appearance and Tenant shall conduct its business in a lawful and reputable manner. Tenant shall not commit waste on the Premises and shall not occupy or use the Premises or permit the same to be used, or occupied for any purpose or in any manner that violates any applicable legal or governmental requirement or any uses prohibited in attached Exhibit L.

24.1 Restrictive Covenant. As part of the consideration for and as a material inducement to Tenant to enter into this Lease, to construct the Improvements on the Land and to operate its business thereon as a casual dining sit-down restaurant that emphasizes a broad menu and serves alcoholic beverages (“Protected Use”), Landlord covenants and agrees that for so long as the Premises has continuously been operated for the Protected Use (subject to Permitted Closures as defined in Section 11.1), no Ruby Tuesday°, Red Robin°, TGI Friday's°, Bennigan's® or O’Charleys® (being referred to individually and collectively as a “CDR”) shall be constructed, located or operated on or occupy any portion of the Center identified on Exhibit K (the “Restricted Property”)* other than the Premises, whether by ownership, lease, sublease, license or any other manner or form, nor shall Landlord permit, consent to or approve any change in the use of any portion of the Restricted Property to a CDR (“Restrictive Covenant”).

.Exhibit L Prohibited Uses

T. The following uses shall not be permitted in the Premises:

1.	funeral establishment;
2.	automobile sale, leasing, repair or display establishment or used car lot, including body repair facilities and quick-lube and tire and battery facilities;
3.	auction or bankruptcy sale;
3.	pawn shop;
4.	outdoor circus, carnival or amusement park, or other outdoor entertainment facility;
5.	outdoor meetings;
6.	bowling alley;
7.	primarily pool or billiard establishment;
8.	shooting gallery or gun range (but this shall not prohibit a sporting good store);
9.	off-track betting (provided that state sponsored lottery tickets shall not be prohibited);
10.	refinery, manufacturing or warehouse (except as incidental to a retail operation);
11.	adult products or adult bookstore or adult audio/video facility selling or displaying pornographic books, literature, or videotapes;
12.	massage parlor;
13.	any residential use, including but not limited to living quarters, sleeping apartments or lodging rooms;
14.	theater or movie theater;
15.	auditorium, meeting hall, ballroom, day care facility, library or reading room (excluding reading areas of bookstores), school (except for customer classes or training classes incidental to a retail use), church or other place of public assembly;
16.	unemployment agency, service or commission;
17.	gymnasium, health club, racquet club, exercise or dance studio;
18.	dance hail or ballroom;
19.	cocktail lounge or bar, disco or night club;
20.	bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business;
21.	video game or amusement arcade, amusement center, virtual reality or laser tag except as an incidental part of another primary business;
22.	skating or roller rink;

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23.	car wash;
24.	second hand store, close-out store, auction house, or flea market;
25.	non-retail use (which shall not prohibit in the Shopping Center such uses incidental to a retail, shopping center management office, and use commonly referred to as “quasi-retail” or “service retail” such as a travel agency, real estate office, insurance agency, financial or tax planning, securities brokerage, banking or finance services, so long as same do not exceed ten percent (10%) of the floor area of the Shopping Center);
26.	any business or use which emits offensive odors, fumes, dust or vapor, or constitutes a public or private nuisance, or emits lout noise or sounds which are objectionable, or which creates a fire, explosive or other hazard;
27.	telemarketing or call center;
28.	bank, credit union, savings and loan or other financial institution;
29.	a “craft store”, or store selling arts and crafts, art supplies, craft supplies, picture frames or picture framing services, framed art, artificial flowers and/or plants, artificial floral and/or plant arrangements, wedding or party goods (except apparel), scrapbooking/memory book store, or a store selling scrapbooking/memory book ,supplies, accessories, and/or decorations or other papercrafting (e.g. making greeting cards, gift bags, tags, and other related or similar items) supplies, accessories and/or decorations associated with the foregoing, or providing classes on any of the foregoing or any combination of the foregoing categories, or any store similar to Michaels in operation or merchandising;
30.	the sale, leasing, distribution or display of office or school supplies, office furniture, office machines and other office or school related equipment, computers, computer hardware, software and related equipment; cellular telephones and telecommunications equipment and related devices (including personal digital assistance 1”PDA”) and the like), or “copy/print services” (as hereinafter defined). “Copy/print services” is herein defined as a facility or center (whether in-store or free standing) providing anyone or more of the following products and/or services: (a) photocopying and facsimile and printing services, such as reproduction and printing services, including full, self, coin and color copying, graphic design, desktop publishing, scanning, faxing and imaging services and binding, collating and finishing of documents; (b) mail services, including mailbox rental or mailing; or (c) shipping, labeling and packaging services;
31.	the sale of pet food, pet supplies, or live animals or providing pet grooming, pet training, or veterinary services in the Shopping Center;
32.	the (b) Off Price Sale (as hereinafter use in excess of five hundred feet defined) of merchandise, or (b) use in excess of five hundred feet (500) square feet of leasable floor area of premises for the sale of: (i) silk or artificial flowers, picture frames, art, posters, wedding and other party goods, (ii) health and beauty aids and related sundries, (iii) prerecorded audio or video merchandise, or technological evolutions thereof, or (c) use in excess of two thousand five hundred (2,500) square feet of leasable floor area of its premises for the sale of jewelry and cosmetics, domestics and linens, housewares, sporting goods, furniture and lamps, window and floor coverings, books, toys, luggage and/or packaged foods. “Off Price Sale” shall mean the retail sale of merchandise on an everyday basis at prices reduced from those charged by full price retailers, such as full price department stores; provided, however, this definition shall not prohibit sales events by a retailer at a price discounted from that retailer's every day price;
33.	a full service, full menu, moderately priced family-style restaurant that would compete with an International House of Pancakes restaurant, such as, but not limited to, The Village Inn, Bob's Big Boy, Shoney's, Denny's Diner, Perkin's, Waffle House, Baker's Square, Coco's, 18's, Allies, Cracker Barrel, Marie Callender's, Friendly's, First Watch, Eat'n Park or Bob Evan's Farms; or
34.	a fast-food restaurant.

*Restricted Property: Lot Nos. 1, 2, 4, 5, 6, and 7 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 200706180015448 in Vol. 300 at Page 42 of the Butler County Record of Plats.

CLEARVIEW FEDERAL CREDIT UNION (08-3-2007 Purchase & Sale Agreement)

1.b       “Project” shall mean the construction and operation of a federally chartered credit union.

10.a.B Intended Use. The intended use of the Fee Parcel shall be for the Project.

BINH XUAN NGUYEN D.B.A. “DIAMOND NAILS” (12-29-2009 [as to Suite 240131, 12-06-2018 [as to Suite 240A))

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the sale at retail of nail services and other retail sales related to said services (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose

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DOLLAR TREE (12-10-2008)

A.4 Permitted Use (“Permitted Use”). The retail sale of general merchandise including food products as well as other items typically sold in similar Dollar free stores. Tenant agrees that no one category will become the principal product of Tenant's retail business, and Landlord covenants that Tenant will be permitted to occupy the Premises for the entire Lease Term for the uses herein specified, subject to the terms hereof.

A.13 Exclusive Use and Restricted Uses. As a material inducement for Tenant to enter into this Lease, Landlord hereby agrees as follows:

a.	Landlord shall not lease, rent, occupy or permit any other premises in the Shopping Center* to be occupied, whether by a tenant, sublessee, assignee, licensee or other occupant, for the operation of a single price point variety retail store (“Exclusive” or “Exclusive Use”), For the purposes of this Lease, a single price point variety retail store is defined as a store that offers all of its merchandise for sale at a single price point.
b.	Landlord will not permit any other occupant in the Shopping Center to operate the following uses (hereinafter, “Restricted Uses”) without Tenant's consent and such consent shall be in Tenant's sole and absolute discretion:

(1) Variety retail operations with the word “Dollar” in their trade name;

(2) A close-out store; or

(3) A retail store whose “principal business” (hereinafter defined) is selling variety retail merchandise at a single price point.

For the purpose of this Section, “principal business” shall be defined as selling such merchandise in twenty-five percent (25%) or more of the sales floor area {including one-half 11/21 of the adjacent aisle space).

Notwithstanding the foregoing, this Section A.13 shall not apply to (1) any current tenant or occupant or any tenant or occupant selling single price point apparel as its principal business or (2) Michael's, Petco, Ross Dress for Less, Kohl's, Office Depot, and/or Assigns or (3) any new department store, junior department store, specialty store premises of 15,000 square feet or greater or supermarket, which may be added to the Shopping Center or (4) any premises which are not owned or otherwise controlled by Landlord or (5) any tenant taking possession of space or operating in the Shopping Center pursuant to a court order or any governmental authority or (6) a tenant of the Shopping Center who has the right to operate as such under their current use clause or trade name as of the date of this Lease; provided, however, in the event Landlord's consent is required for a change in permitted use or trade name, Landlord shall not consent to a change of any existing tenant's use or trade name which would violate the Exclusive Use or Restricted Uses.

*Shopping Center = Lot Nos. 9R-1 and 10 of Butler Crossing Subdivision Plan Revision No. 2 recorded October 8, 2008 at Instrument No. 200810080022917 in Plan Book Volume 310 at Page 24 of Butler County Records,

HEARTLAND RESTAURANT GROUP, LLC DBA “DUNKIN DONUTS” (08-06-2008)

10(a) Use: Tenant, or its permitted assigns or subtenants, and no one else, shall use the Leased Premises, and such use shall be limited to the operation of a “Full Expression” Dunkin Donuts store as is from time to time normally carried on in other Dunkin Donuts stores or any other retail purpose permitted by law, subject to the provisions of Sections 10(b), 10(c), and 17 hereof. Tenant shall have the right to install a free standing automated teller machine within the Leased Premises, provided that such will not be accessible from the exterior of the Leased Premises.

10(c) Exclusive: So long as Tenant is operating its business in the Leased Premises and is not In default of any term, condition or provision of this Lease, Landlord shall not operate, lease or permit to be leased or operated in the remaining gross leasable area within the Shopping Center* that is unleased as of the date hereof, or on any land within the Butler Crossing development (consisting of the parcels identified as Lot 9 and Outlots 1 through 7 on Exhibit A) that is owned by Landlord or any affiliate thereof as of the date of this Lease and that is unleased as of the date hereof, or, in the event that landlord acquires the same during the term of this Lease, on the adjacent (to the East) land occupied by a Mikan Motors automobile dealership, as such Is identified on said Exhibit A, to any other person or enterprise that would sell coffee, tea, or baked goods as its primary use, or other store or tenancy whose method of operation is substantially similar to Tenant's method of operation and whose merchandise selection is substantially similar to the merchandise from time to time available for sale in the Leased Premises. This exclusive shall expressly not apply to any tenant presently occupying any space in the Shopping Center, any restaurant operating under the “MacDonald's” or “IHOP” trade names, or to any business that occupies or will occupy fifteen thousand (15,000) or more square feet of space within the Shopping Center, or to any present or future tenant or occupant that dedicates five percent (5%) or less of its floor sales area to such use.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

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Exclusive applicable to Shopping Center, Lot 9 (Lot No. 9 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 200706180015448 in Vol. 300 at Page 42 of the Butler County Record of Plats) and Outlets 1 through 7 (Lot Nos. 1R, 2R, 3R, 4R, 5R, 6R, and 7R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

EMIGH JEWELRY COMPANY (11-17-2015)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the repair and sale of fine jewelry (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

S&L FOODs, LLC D.B.A. “FIREHOUSE SUBS” 06/13/2016)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and the Leased Premises shall be occupied and used solely for the purpose of a restaurant operation specializing in the retail sale of Deli and Sub Sandwiches arid, subject to any limitation imposed pursuant to Subsection 10(b) below, any other authorized Firehouse Subs products for dine-in and carry-out and as required by Firehouse of America, LLC (Tenant's “Franchisor”), and for no other purpose without Landlord's prior written consent (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

10(c) Tenant's Exclusive Use Rights: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease, Landlord shall not operate, lease or permit to be leased or operated in the remaining gross leasable area within the Shopping Center* that is unleased as of the date hereof to any other person or enterprise whose principal purpose would be for the sale of deli and submarine style sandwiches, including purveyors such as, but not limited to, sandwich stores operating under the trade names Blimpie, Jimmy John's, DiBellas, Jason's Deli, Quizno's, Jersey Mike's, Panera Bread, and Atlanta Bread Company. This exclusive shall expressly not apply to any tenant presently leasing any space in the Shopping Center. Notwithstanding the foregoing, no amendment, modification renewal and/or extension of the lease agreement of any tenant of the Shopping Center as of the date hereof shall give such existing tenant the right to sell items in violation of Tenant's above described exclusive use rights if such Tenant's lease agreement as of the date of this Lease: (i) does not specifically include such right in the use provision of said lease agreement; or (ii) does not prohibit assignment or subleasing of such tenant's space to any person or entity whose use would violate exclusive rights of other tenants of the Shopping Center as of the date of such assignment or subletting; or (iii) permits such tenant to conduct 'any' legal use within its leased space.

*Shopping Center = Lot No. 5R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats.

FIRST COMMONWEALTH BANK (06-25-2007)

Section 1.1 Permitted Use. The Premises shall be occupied and used by Tenant as a full service banking institution and for no other purpose.

Section 8.1 Use of Premises. The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the Permitted Use. Tenant expressly acknowledges that its Permitted Use is nonexclusive, and that other tenants or owners in the Center may conduct business which is similar to that of the Tenant. The Permitted Use is a material consideration to Landlord, so as to permit Landlord to maintain an appropriate tenant mix within the Center.

FIVE BELOW, INC. (08-7-2009)

7.1 Use: The Premises shall be used by Tenant for the retail sale of general merchandise, including, but not limited to, costume and low-priced jewelry, cosmetics, fashion accessories, bath and body care products, hair care products, snacks and beverages, sporting goods, toys and games, room decor, wearables, stationery, arts and crafts, school supplies, books, magazines, comics, compact discs, CD ROM's, DVD's, video tapes, video games, party goods, greeting cards, seasonal goods, and such other items as are sold in Tenant's other stores from time to time during the Term, plus technological evolutions of any of the foregoing items (the “Permitted Use”). In addition, as part of the Permitted Use, (i) Tenant may place up to four (4) electronic games in the Premises for the amusement of Tenant's customers, and (ii) the sidewalk immediately in front of the Premises may be used by Tenant for the display of Tenant's merchandise, such use shall, however, be subject to a certain Shopping Center Subdivision Reciprocal Easement Agreement filed for record June 18, 2007 as Instrument Number 200706180015449 of the Butler County, PA records (the “REA”), a certain Agreement of Easements, Covenants and Restrictions filed for record on June 2, 2008 as Instrument Number 200806020012157 of the Butler County, PA records (the “ECR”), and a certain Supplement to Reciprocal Easement Agreement filed for record August 27, 2008 as Instrument Number 200808270019677 of the Butler County, PA records (the “Supplemental REA”).

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7.3 Exclusive: During the Term of this Lease, Landlord shall not lease, rent, occupy or permit to be occupied or used, any space in the Shopping Center* primarily (primarily deemed to mean that more than ten percent of any other tenant's or occupant's premises is used for such purpose) for the retail sale of variety and general merchandise, at price points that are Ten Dollars ($10.00) and less.

*Shopping Center = Lot 10 of the Butler Crossing Subdivision Plan Revision 1 recorded April 7, 2008 as Instrument Number 200804070007230 in County Plan Book Volume 306 at Page 38 of the Butler County, Pennsylvania Record of Plans, and Lot 9R-1 of the Butler Crossing Subdivision Plan Revision 2 recorded October 8, 2008 as Instrument Number 200810080022917 in County Plan Book Volume 310 at Page 24 of the Butler County, Pennsylvania Record of Plans.

BELL CLIPPERS, LLC D.B.A. “GREAT CLIPS” (12/31/2008)

10(a) Use: Tenant, and no one else except as may be permitted by the terms of this Lease, shall use the Leased Premises, and such use shall be limited to a unisex family oriented hair salon and the sale of merchandise customarily sold in such establishments. Tenant shall use the Leased Premises only as expressly permitted under this Section 10(a) and for no other purpose.

10(c) Exclusive: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease beyond any applicable notice and cure period, Landlord covenants and agrees that during the term, Tenant will have the exclusive right in the Shopping Center* to operate a hair cutting and styling salon (“Tenant's Exclusive”). During the term, Landlord may not lease any space in the Shopping Center to any other tenant who engages in Tenant's Exclusive, including but not limited to; any salon brand owned and operated by Regis Corp, Hair Cuttery, Fantastic Sam's, Sports Clips, or salons that specialize in children's cuts or barber shops and Landlord may not permit or consent to, either explicitly or implicitly, any other tenant(s), subtenant(s) and/or occupant(s) engaging in Tenant's Exclusive in the Shopping Center. Notwithstanding the foregoing, Tenant's Exclusive shall not prohibit Landlord from leasing space to an entity owned or operated by ULTA Salon, Cosmetics & Fragrance, Inc. or a subsidiary or franchisee thereof. Landlord agrees to enforce Tenant's Exclusive against other tenants in the Shopping Center and the area herein defined using all reasonable legal means. Tenant's Exclusive shall expressly not apply to any tenant occupying any space in the Shopping Center prior to the date of this Lease.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 In Book 306 at Page 38 of the Butler County Record of Plats).

FAST CASUAL CONCEPTS, INC. D.B.A. “INDEPENDENT TACO”

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to a fast casual restaurant offering Hispanic-themed foods (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

Shopping Center = Lot No. 5R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 In Book 306 at Page 38 of the Butler County Record of Plats.

STERLING INC., D.B.A. “KAY JEWELERS” (03-11-2016)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the retail display and sale of fine jewelry, gems, precious stones, clocks and metals, watches and the repair of the same, and the incidental sale of giftware, and for no other purpose whatsoever; Tenant shall be permitted to have a jewelry/watch repair person operating in the Leased Premises. Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose. Tenant may, without Landlord's prior written approval, change its trade name to such new trade name used by Tenant, or any variation thereof of the following: Kay Jewelers, Jared the Galleria of Jewelry, Belden Jewelers, JB Robinson, Shaw's Jewelers, Zales or Marks and Morgan Jewelers; used in Tenant's other stores which operate in the States of Pennsylvania, Ohio New York, Virginia or West Virginia, and provided further that any such trade name is not in sure in the Shopping Center. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not use or occupy the Leased Premises for any exclusive or prohibited use affecting the Shopping Center of which Tenant has been given written notice.

10(c) Exclusive: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease beyond any applicable notice and cure period, Landlord shall not operate, lease or permit to be leased or operated in the remaining gross leasable area within the Shopping Center* that is not leased as of the date hereof to any other person or enterprise whose Primary Use would be for the sale of fine jewelry. For purposes of this Lease, the term 'Primary Use' shall mean more than Ten Percent (10%) of sales floor area is devoted to the sale of precious metals, diamonds, colored gem stones or timepieces. This exclusive shall expressly not apply to any tenant presently leasing any space in the Shopping Center, or to any business that leases 10,000 or more square feet of space within the Shopping Center, or to subtenants or assignees thereof, or to a single tenant whose primary use is that of a retail gold buying establishment, The above exclusive shall not apply to any area outside the Shopping Center.

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*Shopping Center = Lot No. 5R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats.

KOHL'S (07-01-2008 Ground Sublease)

SECTION 20.1. Tenant may use the Premises as a Kohl's department store or for any other use permitted under applicable law. Tenant shall not use the Premises in any manner that is prohibited by the REA or applicable law. Any use of the Premises will be conducted in accordance with applicable law. Neither the foregoing language nor any other language contained in this Sublease shall be construed to obligate Tenant to build, operate, open or rebuild a store within the Premises.

KOHL'S Exhibit A-1, Legal Description of Kohl's Tract

All that certain parcel of land being a leased parcel within Lot 9R in the Butler Crossing Subdivision Plan No. 1 situate in Butler Township, Butler County, Pennsylvania, more particularly bound and described as follows: Beginning at a point on the easterly right of way line of Hindman Road, variable width, at the line dividing a certain leased parcel within Parcel 9R in the Butler Crossing Subdivision Plan No.1 as recorded in the Office of the Recorder of Deeds of Butler County, Pennsylvania in Plan Book Volume 300, Page 42 and Parcel #2 in the Alameda Commercial Park as recorded in the Office of the Recorder of Deeds of Butler County, Pennsylvania in Plan Book Volume 69, Page 43; thi nce from said point of beginning and by the line dividing said Parcel 9R in the Butler Crossing Subdivision Plan No.1 and Parcel #2 and Parcel #3 in said Alameda Commercial Park N 87°36'56” E a distance of 323.94 feet to a point; thence departing said line and through said Parcel 9R the following nine (9) courses and distances: S 01°55'50” E a distance of 111.96 feet to a point; S 88°04'10” W a distance of 6.75 feet to a point; S 01°55'50” E a distance of 250.84 feet to a point; N 88°04'10' E a distance of 12.13 feel to a point; S 01°55'30” E a distance of 199.14 feet to a point; S 81°18'38” W a distance of 43.18 feet to a point of curvature; In a westerly direction by a curve bearing to the right having a radius of 285 feet through an arc distance of 33.62 feet to a point of tangency; S 88°04'10” W a distance of 248.71 feet to a point of curvature; In a westerly direction by a curve bearing to the right having a radius of 20 feet through an arc distance of 11.58 feet to a point on the easterly right of way of said Hindman Road; thence by said right of way line N 01°14'34” W a distance of 563.21 feet to a point at the place of beginning.

Containing an area of 185,017 square feet or 4.25 acres.

SAM LEVIN INC. D.B.A. “LEVIN MATTRESS” (02-12-2016)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the operation of a typical Levin Mattress store including, but not limited to, the sale at retail of mattresses, water beds, bed frames, area rugs, home furnishings, and other merchandise reasonably related to mattresses, water beds, and bed frames along with offering services customarily offered by retail mattress stores (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

10(c) Exclusive Use Rights: So long as Tenant is operating its business in the Leased Premises Landlord shall not operate, lease or permit to be leased or operated in the remaining gross leasable area within the Shopping Center to any other person or enterprise whose permitted use would be for the sale at retail of mattresses, water beds, bed frames, and other merchandise reasonably related to mattresses, water beds, bed frames area rugs, home furnishings, and other merchandise reasonably related to mattresses, water beds, and bed frames along with offering services customarily offered by retail mattress stores (the “Exclusive Use”). This exclusive shall expressly not apply to areas within the Development other than the Shopping Center* or to any tenant presently leasing any space in the Shopping Center to the extent that such tenant's permitted use as of the date of this Lease includes the sale of mattresses, water beds, bed frames, area rugs, home furnishings, other merchandise reasonably related to mattresses, water beds, and bed frames, or services customarily offered by retail mattress stores. Furthermore, no amendment, modification renewal and/or extension of the lease agreement of any such tenant of the Shopping Center shall give such existing tenant the right to sell items in violation of Tenant's Exclusive Use if such right was not specifically included in the use provision of such tenant's lease as of the date of this Lease, of if such tenant's lease agreement as of the date of this Lease does not prohibit assignment or subleasing of such tenant's space to any person or entity whose use would violate exclusive rights of other tenants of the Shopping Center existing as of the date of such assignment or subletting. For example, and not as a limitation, Landlord shall not lease space within the Shopping Center to Mattress Matters, Tempur-pedic, The Original Mattress Factory, Mattress Warehouse, Mattress Experts, Select Comfort, Sleep Source, or North Coast Beds. Notwithstanding the foregoing, to the extent that and for so long as Landlord is under common control with any entity owning Lot 1R of the Development, Landlord shall cause the provisions of this Section 10(c) to be applicable to tenants and occupants of said Lot 1R.

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*Shopping Center = Lot No. 5R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats,

4 FLC PARTNERS LP D.B.A. “LITTLE CAESAR'S PIZZA” (04-16-2009)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the sale at retail for consumption on or off premises, of food and non-alcoholic beverages, including, but not limited to pizza, Italian specialties, pasta, bread products, salads, sandwiches, dessert items, promotional items, and any other items sold by any Little Caesar store, the sale of which is not a violation of any existing exclusive granted to any other tenant or occupant of the Shopping Center or any restriction or prohibition contained in any REA Agreement (hereinafter defined). Tenant shall use the Leased Premises only as expressly permitted under this Section 10(a) and for no other purpose.

10(c) Exclusive: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease, Landlord shall not operate, lease or permit to be leased or operated in the Shbpping Center* to any other person or enterprise whose principal source of business is the sale at retail of pizza in for carry-out, delivery, or sit down service in a fast casual environment, excluding therefrom, any tenant or occupant that has executed a lease agreement for space within the Shopping Center prior to the date hereof.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

MCDONALD'S USA, LLC (07-25-2008 Ground Lease)

4-F. Covenant Not To Compete: Landlord covenants and agrees that for so long as Tenant is operating a McDonald's restaurant in the Leased Premises, no property (other than the Leased Space) in the Center shall, during the Term of this Lease or any extensions, be leased, used or occupied as a Competitive Restaurant. A Competitive Restaurant shall mean a restaurant, food service establishment, drive-in, drive-thru or walk-up eating facility that serves any amount of hamburgers on a bun and is similar in concept and food service to a McDonald's, and by way of example only, Sonic, Burger King, Wendy's, Steak & Shake, Hardee's, or White Castle; provided, excluding an establishment that (i) serves alcoholic beverages,(ii) offers as the primary method of service for all meal times, food and drink orders taken by and served by a waiter or waitress at the customer's table, which table includes tablecloth and china service, but no such food service establishment shall be permitted to sell hamburgers on a bun through a drive-in, drive-thru or walk-up facility at a price comparable to or less than the price charged by McDonald's for a hamburger on a bun, (iii) operates with a menu having a variety of beef, fish, chicken, pastas, soups, salads and sandwiches, appetizers and desserts, in a casual setting such as, for example purposes only, Appiebee's, Amarillo Grill, Bennigan's, Buffalo Cafe, Cheddar's, Damon's, Houlihan's, Logan's Roadhouse, Lone Star Cafe, O'Charley's, Original Roadhouse Grill, Una, Red Robin, Roadhouse Grill, Ruby Tuesday's, Texas Roadhouse, T.G.I. Friday's, Max & Erma's, or Tony Roma's, but no such food service establishment shall be permitted to sell hamburgers on a bun through a drive-in, drive-thru or walk-up facility at a price comparable to or less than the price charged by McDonald's for a hamburger on a bun, or (iv) is an ethnic or specialty restaurant such as, by way of example only, Mexican, German, Italian, Chinese, seafood, steakhouse, chop house, chicken, barbecue, pizza, delicatessen, subshop or other restaurant with a specialty menu or featured food item menu (except that a specialty restaurant that has a menu featuring primarily a hamburger on a bun shall be specifically prohibited), such as, by way of example only, Olive Garden, Red Lobster, Outback Steakhouse, Longhorn Steakhouse, Trail Dust Steakhouse, Ryan's Steakhouse, Old Country Buffet, Golden Corral, Sizzler, Subway, Quizno's, Cracker Barrel, The Village inn, Bob's Big Boy, Shoney's, Denny's Diner, Perkin's, Waffle House, Baker's Square, Coco's, .1B's, Allies, Cracker Barrel, Marie Callender's, Friendly's, First Watch, Eat'n Park, Bob Evan's Farms, or IHOP.

7-A. Use: Notwithstanding any other provision herein to the contrary, Tenant shall have the right to use or occupy the Leased Space initially for the operation of a McDonald's restaurant, and thereafter for any lawful purpose or purposes, with the exception of the operation of a gas station and those restricted uses listed on Exhibit D attached to this Lease.

Exhibit D, Restricted Uses

The following uses shall not be permitted in the Project (unless, with respect to the prohibitions set forth in A-G below, the party seeking relief from the prohibition obtains the prior written consent of the Parcel Owner and Occupant for whose benefit the use restriction is granted, as described in each of A-G below:

A.	As a restaurant similar in concept to an Applebee's®, Chilis®, Ruby Tuesday®, Red Robin®, TGI Friday's®, Bennigan's®, Houlihan's® or O’Charleys®, for so long as such rights are protected pursuant to the Ground Lease with Apple Pennsylvania LLC for Outlot 3.

B.	For the “Off Price Sale” of merchandise, which shall mean the retail sale of merchandise on an every day basis at prices reduced from those charged by full price retailers, such as full price department stores; provided, however, this shall not prohibit sales events by a retailer at a price discounted from that retailer's every day price. (AS of the date of recording this Agreement, examples of Off Price Sale retailers include such retailers as T.J. Maxx, Marshal's, A1. Wright, Fallas Parades,

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Nordstrom Rack, Goody's, Factory 2U, Burlington Coat, Steinmart, Filene's Basement, and Beall's Outlet.) A Kohl's department store as currently operated as of the date of recording this Agreement shall not be deemed to be an Off-Price Sale retailer under this prohibition and shall not be deemed to be a violation hereof. The prohibitions in this Paragraph B shall apply for so long as such rights are protected pursuant to the Lease with Ross Dress For Less, Inc. for premises on the Shopping Center Tract. The prohibitions in this Paragraph 8 shall not apply to Michaels Stores, Inc. except as provided in the Shopping Center Lease between Butler Crossing Building Associates, L.L.C. and Michaels Stores, Inc. and the Lease between Butler Crossing Building Associates, L.L.C. and Ross Dress For Less, Inc.

C.	(i) The use of more than one thousand (1,000) square feet of floor area (in the aggregate) for the sale, resale, leasing, distribution or display of office or school supplies, office furniture, office machines and other office or school related equipment and accessories (including the sale, resale or remanufacturing of ink and/or toner, either separately, new or into used cartridges), computers, computer hardware, software and related equipment; cellular telephones and telecommunications equipment and related devices (including personal digital assistance [”PDA”] and the like), or “copy/print services” (as hereinafter defined) or (ii) being primarily engaged in the sale, leasing, distribution or display of any of the items set forth in (i) above. “Copy/print services” is herein defined as a facility or center (whether in-store or free standing) providing anyone or more of the following products and/or services: (a) photocopying and facsimile and printing services, such as reproduction and printing services, including full, self, coin and color copying, graphic design, desktop publishing, scanning, faxing and imaging services and binding, collating and finishing of documents; (b) mail services, including mailbox rental or mailing; or (c) shipping, labeling and packaging services (provided, however, there shall be permitted a cellular provider of no more than three thousand seven hundred (3,700) square feet on the Outlots, and the restrictions in this Paragraph C shall not apply to a department store such as a Ross or Kohl's, a pet store such as PetsMart or Petco, a craft store such as Michael's, a consumer electronics store such as Best Buy, Circuit City or Radio Shack, or a drug store such as CVS, Walgreens or Rite Aid or a camera store such as Ritz Camera). The prohibitions in this Paragraph C shall apply for so long as such rights are protected pursuant to the Lease with Office Depot, Inc. for premises on the Shopping Center Tract.
D.	As a “craft store' store selling arts and crafts, art supplies, craft supplies, picture frames or picture framing services, framed art, artificial flowers and/or plants, artificial floral and/or plant arrangements, wedding or party goods (except apparel), scrapbooking/memory book store, or a store selling scrapbooking/memory book supplies, accessories, and/or decorations or other papercrafting (e.g. making greeting cards, gift bags, tags, and other related or similar items) supplies, accessories and/or decorations associated with the foregoing, or providing classes on any of the foregoing or any combination of the foregoing categories. or any store similar to Michaels Stores, Inc. in operation or merchandising, including by way of example, but not limited to, Garden Ridge, A.C. Moore, Ben Franklin, Joanne Fabrics, Joanne Etc, Hobby Lobby, Old America, Waccamaw/Home Place, Pat Catans, and MJDesigns. This prohibition shall not apply to any Occupant for which the sale of a product 0, service covered by this Paragraph D is merely incidental to such Occupant's primary use, unless the total space which such Occupant devotes to the products or services which violate the prohibition contained in this Paragraph 0 exceeds the lesser of one thousand (1,000) leasable square feet (inclusive of allocable aisle space and linear shelf space) or ten percent (10%) of such Occupant's leasable square feet (as defined in the Lease with Michaels Stores, inc.); and further provided, in no event shall this exception for incidental use apply to picture framing services, it being the intention of this prohibition that no other Occupant of the Project shall be permitted to offer custom picture framing services not even on an incidental basis The prohibitions in this Paragraph D shall apply for so long as such rights are protected pursuant to the Lease with Michaels Stores, Inc. for premises on the Shopping Center Tract. The prohibitions in this Paragraph D shall not apply to Ross Dress For Less, inc. except as provided in the Shopping Center Lease between Butler Crossing Building Associates, L.L.C. and Michaels Stores, Inc. and the Lease between Butler Crossing Building Associates, L.L.C. and Ross Dress For Less, Inc.
E.	The sale, leasing, distribution or display of pet food, pet supplies, or live animals and/or providing pet grooming, pet training, and veterinary services in the Project, except for Incidental sales. Incidental sales shall mean the sale or display for sale of such items or services not as the primary use of the competing Occupant and taking up no more than seven hundred fifty (750) square feet of floor area. The prohibitions in this Paragraph E shall apply for so long as such rights are protected pursuant to the Lease with Petco Animal Supplies Stores, Inc. for premises on the Shopping Center Tract. The prohibitions in this Paragraph E shall not apply to Ross Dress For Less, Inc. except as provided in that certain letter agreement executed by Ross Dress For Less, Inc. and Petco Animal Supplies Stores, Inc. dated August 13, 2007.
F.	A bank, credit union, financial institution or other similar operation that offers financial or banking services to the public.
G.	A full service, full menu, moderately priced family-style restaurant that would compete with an International House of Pancakes restaurant, such as, but not limited to, The Village Inn, Bob's Big Boy, Shoney's, Denny's Diner, Perkin's, Waffle House, Baker's Square, Coco's, JB's, Allies, Cracker Barrel, Marie Callender's, Friendly's, First Watch, Eat'n Park or Bob Evan's Farms. Notwithstanding anything to the contrary in the preceding sentence, Seller may sell, lease or use, or permit or allow the use of, any of the Restricted Parcels for an Oriental, French, Mexican, Italian, or other ethnic restaurant and/or any so-called “fast food” operation, such as without limitation, McDonald's, Burger King, Wendy's, Taco Bueno, Taco Bell, or

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Whataburger, and/or any so-called “casual dining” restaurant or steakhouse such as Chili's, Outback Steakhouse or Applebee's, and/or any food specialty shops such as, without limitation, ice cream, yogurt, submarine sandwich, pizza or similar single item shops. The prohibitions in this Paragraph G shall apply for so long as such rights are protected pursuant to the agreement with Restaurant Capital & Development Group, LLC, dba IHOP for Outlot 6.

H.    Any of the following: (see Schedule A to this Exhibit)

*Center = Lot Nos. 9R and 10 of the Butler Crossing Subdivision Plan recorded April 7, 2008 as Instrument No. 200804070007230 in Vol. 306 at Page 38 of the Butler County Record of Plats.

MICHAELS STORES, INC. (01-31-2008).

16.4 Exclusive Use.

16.4.1 Limitation on Use. Neither Landlord nor any entity controlled by Landlord will use, lease (or permit the use, leasing or subleasing of) or sell any space in or portion of the Entire Project* (other than the Premises) or any property contiguous to the Entire Project (including, without limitation, any property that would be contiguous or adjacent to the Shopping Center** but for any intervening road, street, alley or highway, but excluding the adjacent parcel located to the east of the Shopping Center and identified on Exhibit B to this Lease as the “Wal*Mart Super Center” [which is subject to a long term ground lease between an affiliate of Landlord to Wal-Mart Real Estate Business Trust] for so long as such ground lease remains in effect) owned or controlled now or at any time hereafter by Landlord or any affiliate of Landlord, to any “craft store”, store selling arts and crafts, art supplies, craft supplies, picture frames or picture framing services, framed art, artificial flowers and/or plants, artificial floral and/or plant arrangements, wedding or party goods (except apparel), scrapbooking/memory book store, or a store selling scrapbooking/memory book supplies, accessories, and/or decorations or other papercrafting (e.g. making greeting cards, gift bags, tags, and other related or similar items) supplies, accessories and/or decorations associated with the foregoing, or providing classes on any of the foregoing or any combination of the foregoing categories, or any store similar to Michaels Stores, Inc. in operation or merchandising, including by way of example, but not limited to, Garden Ridge, A.C. Moore, Ben Franklin, Joanne Fabrics, Joanne Etc, Hobby Lobby, Old America, Waccamaw/Home Place, Pat Catans, and MJDesigns. This Section 16.4.1 shall not apply to any lessee for which the sale of a product or service covered by the exclusive granted to Tenant hereunder is merely incidental to such lessee's primary use, unless the total space which such lessee devotes to the products or services which violate the exclusive contained In this Section 16.4.1 exceeds the lesser of one thousand (1,000) Leasable Square Feet (inclusive of allocable aisle space and linear shelf space) or ten percent (10%) of such lessee's Leasable Square Feet; and further provided, In no event shall this exception for incidental use apply to picture framing services, it being the intention that no other lessee or occupant of the Shopping Center shall be permitted to offer custom picture framing services not even on an incidental basis.

Tenant acknowledges that the operation in the Shopping Center of Office Depot, Inc. (“Office Depot”), for the purpose of operating an office supply store similar to other stores presently operated by Office Depot, shall not be a violation of the exclusive granted to Tenant herein; provided, however, Tenant's acknowledgment is limited to the foregoing use and any future change in Office Depot's use which would violate Tenant's exclusive would be subject to Tenant's approval in each and every instance and such consent shall extend to Office Depot's successors and assigns only if such successors and assigns have a use substantially as that of Office Depot (an office supply store) and do not violate the exclusive granted to Tenant herein. In no event shall this apply to picture framing services, it being the intention that no other lessee or occupant of the Shopping Center shall be permitted to offer custom picture framing services.

This Section 16.4.1 shall not apply to the parcel labeled “Kohl's Parcel” on Exhibit B so long as only a “Kohl's” store is operated thereon. If Landlord or any affiliate of Landlord acquires fee title to or regains control over the use of such Kohl's Parcel and a “Kohl's” store or a store operated by a an Anchor Tenant occupying at least sixty-eight thousand (68,000) Leasable Square Feet (“Comparable Anchor Tenant”) on the Kohl's Parcel is not then operated thereon, the portion of the Kohl's Parcel operated as a Kohl's Store or by a Comparable Anchor Tenant shall be subject to the exclusive granted to Tenant in this Section 16.4.1; provided, however, that if and to the extent that Landlord has the right to withhold its approval to any proposed change of use with respect thereto, Landlord shall disapprove any such change to use which would violate the exclusive granted to Tenant herein. If Landlord or any affiliate of Landlord enters into a lease for space In the Kohl's Parcel with any other tenant with whom Tenant then has a national agreement or understanding regarding the application of Tenant's exclusive against such retailer, Tenant agrees, upon Landlord's written request, to cause such national agreement understanding to apply to such retailer's operation within the Kohl's Parcel, so long as such other retailer causes such agreement or understanding regarding the application of such retailer's exclusive against Tenant to apply to Tenant's operation within the Shopping Center.

Tenant hereby acknowledges that the operation of a Petco, as they operate as of the date of Tenant's execution of this Lease, shall not be deemed a violation of Tenant's exclusive stated herein.

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If Landlord enters into a lease with Ross Stores (“Ross'') for space in the Shopping Center prior to the date Tenant opens its store in the Shopping Center, then for so long as this Lease with Tenant is in effect and for so long as Tenant uses its premises as an “arts and crafts store”, the exclusive granted to Tenant herein shall not apply to Ross and Ross' assignees and sublessees except that Ross and Ross' assignees and sublessees shall not use its premises as an “arts and crafts store”, and no portion of the Ross premises may be devoted to performing picture framing services. The term “arts and crafts store” means a store whose primary use is the sale of arts and crafts, art supplies, craft supplies, picture frames, framed art, artificial flowers and/or plants, artificial floral and/or plant arrangements, wedding or party goods (except apparel). Tenant hereby represents and warrants to landlord that the foregoing provision pertaining to Ross is consistent with the agreement Tenant has entered into with Ross with respect to the application of each party's respective exclusive for the Shopping Center against the other party.

16.5 Prohibited Uses. Neither Tenant nor its sublessees, assignees, licensees, or concessionaires will use or lease (or permit the use, lease or sublease of) the Premises or any portion thereof during the Lease Term allowing for use as any of the Prohibited Uses set forth on Exhibit J to this Lease. Neither Landlord nor any entity controlled by Landlord will use or lease (or permit the use, lease or sublease of) or sell any space in or portion of the Shopping Center during the Lease Term allowing for use as any of the Prohibited Uses set forth on Exhibit J to this Lease.

16.6 Other Exclusives. Tenant shall only be subject to those exclusive use restrictions listed in Exhibit I for so long as such exclusive use restrictions remain effective to restrict the use of the Premises. Landlord represents that none of the exclusive use restrictions listed on Exhibit I prohibit the operation of a typical Michaels' store. If Landlord enters into a lease with Ross for space in the Shopping Center prior to the date Tenant opens its store in the Shopping Center, then so long as the lease with Ross is in effect and for so long as Ross uses its premises as an “off price department store”, Tenant and Tenant's assignees and sublessees shall not use the Premises as an off price department store. The term “off price department store” means a store whose primary use is the sale of soft goods merchandise, including men's, women's and children's apparel, shoes, accessories, such as jewelry and cosmetics, domestics and linens, housewares, office supplies, sporting goods, furniture and lamps, window and floor coverings, electronics, videos, books, toys, pet supplies, luggage and packaged foods. Notwithstanding anything to the contrary contained in this Lease, Landlord shall be permitted to grant the typical Ross exclusive to Ross as it pertains to Landlord and the other tenants and/or occupants of the Shopping Center (other than Tenant).

Exhibit I

I.       Existing Leases Not Subject To Tenant's Exclusive: None.

II.       Other Exclusives: Landlord represents to Tenant that Landlord has entered into, or is in negotiations to enter into, a lease or occupancy agreement with each of the occupants listed below, and if Landlord does enter into such lease with an occupant listed below and furnishes Tenant proof reasonably satisfactory to Tenant within ninety (90) days from the Effective Date of this Lease that the lease with such occupant is in effect, then Tenant shall be subject to the exclusive and use restrictions of such occupant set forth below.

Petco;

Office Depot.

Exhibit J Prohibited Uses.

1.	funeral establishment;
2.	automobile sale, leasing, repair or display establishment or used car lot, including body repair facilities and quick-lube and tire and battery facilities (but this shall not prohibit a consumer electronics store that installs consumer electronics in vehicles (as an incidental part of business) or prohibit a quick-lube, tire and battery facilities or an automotive parts store from being allowed on “OL 1”, “OL 2”, “OL 3”, and “OL 4” as shown on Exhibit 8, provided such do not exceed 4,000 Leasable Square Feet);
3.	auction or bankruptcy sale;
4.	pawn shop;
5.	outdoor circus, carnival or amusement park, or other entertainment facility;
6.	outdoor meetings;
7.	bowling alley;
8.	primarily pool or billiard establishment;
9.	shooting gallery (but this shall not prohibit a sporting goods store);
10.	off-track betting (provided that state sponsored lottery tickets shall not be prohibited);
11.	refinery;
12.	adult bookstore or facility selling or displaying pornographic books, literature, or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the lesser of (i) 500 Leasable Square Feet or (ii) at least ten percent [10%) of the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality);
13.	massage parlor;

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14.	any residential use, Including but not limited to living quarters, sleeping apartments or lodging rooms;
15.	theater;
16.	auditorium, meeting hall, ballroom, day care facility, school or other place of public assembly;
17.	unemployment agency, service or commission;
18.	gymnasium, health club, exercise or dance studio;
19.	dance hall;
20.	cocktail lounge or bar (except as Incidental to a full kitchen restaurant permitted under #26 below,.disco or night club;
21.	bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business;
22.	video game or amusement arcade, except as an incidental part of another primary business;
23.	skating or roller rink;
24.	car wash, car repair or car rental agency;
25.	second hand store (provided that the foregoing shall not exclude national chain, high quality re-sale businesses such as “Play It Again Sports” occupying not more than 6,000 Leasable Square Feet). close-out store, dollar store (except that one [1) dollar store shall be allowed in “Unit 620” as shown on Exhibit B, provided such dollar store does not violate Tenant's exclusive pursuant to Section 16.4);
26.	auction house, or flea market;
27.	restaurant or food use (within 300' of the Premises); or non-retail use (which shall not prohibit in the Shopping Center such uses commonly referred to as “quasi-retail” or “service retail” such as a travel agency, real estate office, insurance agency, financial, tax or accounting service, optical, dental or medical offices or law offices, etc., so long as same do not exceed ten percent (10%) of the Leasable Square Feet of the Shopping Center).

*Entire Project = Lots IR, 2R, 3R, 4R, 5R, 6R, 7R, and 8R of the Butler Crossing Subdivision Plan Revision, No. I recording April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Recorder's Office;

Lot 9R-1 and 9R-2 of the Butler Crossing Subdivision Plan Revision No.2 recorded October 8, 2008 as Instrument No. 200810080022917 in Book 310 at Page 24 of the Butler County Recorder's Office; and

Lot 10 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 200706180015448 in Vol. 300 at Page 42 of the Butler County Recorder's Office.

**Shopping Center = Lot 9R-1 and 9R-2 of the Butler Crossing Subdivision Plan Revision No.2 recorded October 8, 2008 Instrument No. 200810080022917 in Book 310 at Page 24 of the Butler County Recorder's Office; and Lot 10 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 200706180015448 in Vol. 300 at Page 42 of the Butler County Recorder's Office.

PETCO ANIMAL SUPPLIES STORES, INC. (02-19-2008)

8. USE

(a)       Tenant shall have the right to use and occupy the Premises for the sale of pet food, pet supplies, live animals, pet grooming, pet training, veterinary services, related goods and services (all of the foregoing in this Paragraph 8(a) is referred to herein as the “Pet Related Use”) or for any other lawful retail purpose which does not violate 0) this Lease or the Declaration or (Ii) those exclusive use provisions of other tenants shown on Exhibit “H,” or any use identified on Exhibit “J,” attached hereto and made a part hereof (hereinafter “Use”), or constitute public or private nuisance or waste to the Premises or any part thereof.

(b)       Tenant covenants that it will not use the Premises for or permit upon the Premises anything unlawful or otherwise against public policy or which would constitute a public or private nuisance.

(c)       Tenant acknowledges and agrees that the nature of the business to be conducted by Tenant in the Premises could, in the absence of adequate preventative measures, create odors, fumes, damage and injury, noise, infestation by insects or rodents and other conditions which could cause annoyance or interference to the other tenants and occupants of the Shopping Center. Tenant covenants and agrees that it shall conduct Its operations in the Premises so as to minimize such annoyance or interference and Tenant specifically covenants and agrees that, in furtherance of this covenant, and in addition to the other provisions of this Lease, Tenant, at its sole cost and xpense, shall keep the sidewalk directly in front of the Premises as well as the area in the rear and to the side of the Premises clean (and shall not sweep any refuse, rubbish or dirt into the gutters or streets, shall cause all refuse and rubbish to be stored in sealed, watertight containers and to be removed regularly from the Premises; and shall not suffer or permit its agents, employees, contractors, licensees or invitees to leave any food, refuse or rubbish (including dog droppings) upon the sidewalks or landscaping adjacent to the Premises.

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10.(a) NON-COMPETITION Landlord covenants and agrees that during the Lease Term, Tenant shall have the exclusive right to sell pet food, pet supplies, and live animals and to provide pet grooming, pet training, and veterinary services in the Shopping Center, except for incidental sales. Incidental sales shall mean the sale or display for sale of such items or services not as the primary use of the competing tenant and taking up no more than seven hundred fifty (750) square feet of floor area. This covenant shall run with the land on which the Shopping Center is located so long as the Premises are used as a pet food and supply store, but shall not apply to WalMart, Target, Ross stores, Kohl's, a supermarket, or a warehouse club. Except as may otherwise be expressly set forth herein, Landlord agrees not to sell to, lease to, or approve any sublease or assignment of lease, or change in use, unless prevented by the terms of any lease then currently in force and effect, for any competing tenant, sub-tenant, assignee or user, provided Landlord has the right to object to or prohibit such uses pursuant to the applicable lease. Landlord agrees at its sole cost and expense to promptly and continuously enforce this non-competition covenant using all reasonable legal means.

11. CHARACTER OF SHOPPING CENTER Tenant has entered into this Lease in reliance upon the Shopping Center being and remaining substantially retail in character. No part of the Shopping Center (including the Premises) shall be used (i) within two hundred (200) feet of the Premises, as an auditorium, gymnasium or dance hall, meeting hall, school or other place of public assembly (excluding bookstores, reading rooms, police or fire substations, and Sylvan learning center type classrooms whose main customer is children and which contains no more than 3,000 square feet and for classes related to the sale of products and/or services such as art and craft classes or computer classes such as may occur at Michael's or Office Depot) except the foregoing uses shall be permitted in the self parking outparcels of the Shopping Center, (ii) as a telemarketing or call center, gymnasium or dance hall, (iii) for Bingo or similar games of chance (except incidental sales of lottery tickets), (iv) as a massage parlor, video game arcade bowling alley, skating rink, car wash, car repair or car rental agency (excluding a tire and/or battery store and an oil change facility located in an outlot of the Shopping Center), an automotive parts store and the installation and repair of automotive electronics by a store such as Circuit City), night club (excluding restaurants, which are addressed below) or adult book or adult video store (excluding bookstores and video stores which may carry incidental amounts of such products), or (v) for a restaurant (except as incidental to a bookstore) within one hundred (100) feet of the Premises' front door. Notwithstanding the foregoing, the Shopping Center shall be deemed to be substantially retail in character if it includes (i) offices incidental to retail uses, and/or (ii) offices providing services to the general public and customarily found in similar shopping centers (e.g., banking or finance services, real estate or securities brokerage services, financial or tax planning services, accounting, Insurance or legal services, optical, medical or dental services or travel agencies).

Exhibit J Prohibited Uses

Any of the following: (See Schedule A to this Exhibit)

*Shopping Center = Lot Nos. 8, 9, and 10 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 6 200706180015448 in Vol. 300 at Page 42 of the Butler County Record of Plats.

Ross DRESS FOR LESS, INC. (05-05-2008)

3.2 Nature of the Shopping Center.

3.2.1 Retail Use.

(a)       General Rule. Tenant has entered into this Lease in reliance upon representations by Landlord that the Shopping Center* is and shall remain retail in character, and, further, except as specifically set forth in 3.2.1(b) below, no part of the Shopping Center shall be used for office or residential purposes or as a theater, auditorium, meeting hall, school (except for customer classes or training classes incidental to a retail use), church or other place of public assembly, “flea market,” gymnasium, veterinary services, overnight stay pet facilities, health club (except as set forth in Section 3.2.1(b) below), dance hall, billiard or pool hall, massage parlor, video game arcade, bowling alley, skating rink, car wash, facility for the sale, display, leasing or repair of motor vehicles, night club, adult products, adult books or adult audio/video products (which are defined as stores in which at least ten percent (10%) of the inventory is not available for sale or rental to children under the age of majority in the state in which the Store is located because such inventory explicitly deals with or depicts human sexuality). No ATM or similar machine shall be permitted in the Shopping Center within one hundred (100) feet of the front and side perimeter walls of the Store, unless entirely located within the interior of a premises. Further, no restaurant or other “High Intensity Parking User” (as hereinafter defined) shall be permitted in the Shopping Center within two hundred (200) feet of the front and side perimeter walls of the Store. A “High Intensity Parking User” is a tenant or occupant whose use requires more than five (5) parking spaces per one thousand (1,000) square feet of Leasable Floor Area in accordance with either customary shopping center practices or governmental regulations, whichever has a higher parking requirement. The foregoing use restrictions are referred to herein as the Ross Prohibited Uses.

(b)       Exceptions. Notwithstanding the provisions of Section 3.2.1(a) above, the following uses shall be permitted in the Shopping Center:

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(i) Veterinary Services/Overnight Stay Pet Facilities, Veterinary services (including vaccination clinics) and overnight-stay pet facilities shall be permitted in the Shopping Center, provided that such uses are incidental to a retail pet store operation and located not less than one hundred fifty (150) feet to the nearest perimeter wall of the Store;

(ii) Offices. A shopping center management office and office use typically found in shopping centers, such as travel agencies, real estate brokers, insurance brokers, optometrists' office, provided that no office uses shall be located within two hundred (200) feet of any perimeter wall of the Store, no such single office use shalt exceed three thousand (3,000) square feet, and all such uses in the Shopping Center shall not exceed, in the aggregate, ten percent (10%) of the Leasable Floor Area of the Shopping Center;

(iii) Motor Vehicle Services. The incidental installation of car stereos and other electronic equipment by an electronics retailer such as Circuit City or Best Buy; and

(iv) Convenience Health Club. One (1) convenience-type health dub, such as Curves or LA Fitness, not to exceed Six Thousand (6,000) square feet of Leasable Floor Area and located at least one hundred fifty (150) feet from the front and side perimeter walls of the Store.

3.2.3 Further Prohibited Uses. Landlord agrees that the Ross Prohibited Uses set forth in Section 3.2.1 and the “Landlord's Prohibited Uses” which are listed in Exhibit D (collectively, the “Prohibited Uses”) shall not be permitted in the Shopping Center. Tenant agrees that it will not violate the Prohibited Uses.

3.6.2(b) [Sidewalk Sales, Storage Trailers) ....Landlord shall not permit any other tenant or occupant of the Shopping Center whose lease or occupancy agreement Is executed on or after [July 11, 20181 or whose lease or occupancy agreement expressly prohibits the same, and/or any other person and/or entity who Is not a tenant or occupant in the Shopping Center, to use the Common Areas (Including the sidewalks and Common Areas within Tenant's Control Area) for sales or storage areas, whether or not temporary or permanent sales or storage areas, nor for any promotional events (such as pet adoption events), nor for parking of vehicles such as rental vehicles or delivery trucks whereby such vehicles are stored, displayed or provided to customers in the Common Areas on either a permanent or temporary basis but not including customer parking (collectively, the “Common Area Use Restrictions”). The Common Area Use Restrictions shall not be deemed to prohibit the short term parking of delivery trucks and vehicles (such as, by way of example, FedEx, UPS and other freight, moving and delivery trucks making short-term deliveries in the Shopping Center) in the ordinary course of business in the Shopping Center...

15.1 Tenant's Business. Tenant's intended use of the Store shall be as a full line department store including, at its option, the sale of soft goods merchandise, including men's, women's and children's apparel, shoes, accessories, such as jewelry and cosmetics, health and beauty aids and related sundries, domestics and linens, housewares, art, pictures, posters, frames, artificial floral, office supplies, sporting goods, furniture and lamps, window and floor coverings, electronics, prerecorded audio and video merchandise and electronic games software and technological evolutions thereof, books, toys, party goods, pet supplies, luggage and packaged foods, and such other items as are sold in Tenant's similarly merchandised stores. In no event shall a Substantial Portion of the Store (exclusive of uses which are incidental to the primary use, i.e., storage, offices, etc.) be put to a non-retail use without Landlord's written consent, which shall not be unreasonably withheld, conditioned or delayed; provided however Tenant has no obligation to conduct business in the Store and Landlord acknowledges that Tenant's not operating in the Store or Tenant's failure to conduct business does not constitute a non-retail use. A “Substantial Portion” of the Store means in excess of twenty-five percent (25%) of the Store Leasable Floor Area.

15.3 Protection.

(a)       Without the prior written consent of Tenant, which consent may be withheld in the absolute and sole discretion of Tenant, no tenant or occupant of the Shopping Center (other than Tenant) may use, and Landlord, if it has the capacity to do so, shall not permit any other tenant or occupant of the Shopping Center to use its premises for the Off Price Sale (as hereinafter defined) of merchandise. For purposes of this Section 15.3, “Off Price Sale” shall mean the retail sale of merchandise on an every day basis at prices reduced from those charged by full price retailers, such as full price department stores; provided, however, this definition shall not prohibit sales events by a retailer at a price discounted from that retailer's every day price. (As of the Effective Date, examples of Off Price Sale retailers include such retailers as T.J. Maxx, Marshalls, Al Wright, Fallas Parades, Nordstrom Rack, Goody's, Factory 2U, Burlington Coat, Steinmart, Filene's Basement, and Beall's Outlet.) A Kohl's department store shall not be deemed to be an Off-Price Sale retailer under this Lease and shall not be deemed to be a violation of this Section 15.3(a).

(b)       Notwithstanding anything to the contrary contained in Section 15.3(a) above, the Following exceptions shall apply as provided hereafter:

(i) Michaels. Provided that Landlord enters into a lease with Michaels Stores, Inc. (“Michaels”) for space in the Shopping Center prior to the date Tenant's Store opens for business in the Shopping Center, then Tenant's Exclusive set forth in Section 15.3(a) shall not apply

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to Michaels and its assignees and sublessees except that Michaels, and its assignees and sublessees shall not use its premises as a “off price department store”. The term “off price department store” means a store whose primary use is the sale of soft goods merchandise, including men's, women's and children's apparel, shoes, accessories, such as jewelry and cosmetics, domestics and linens, housewares, office supplies, sporting goods, furniture and lamps, window and floor coverings, electronics, videos, books, toys, pet supplies, luggage and packaged foods. For so long as the lease with Michaels is in effect and for so long as Michaels uses its premises as an “arts and crafts store”, Tenant and its assignees and sublessees agree not to use the Store premises as an arts and crafts store and no portion of the Store premises may be devoted to performing picture framing services. The term “arts and crafts store” means a store whose primary use is the sale of arts and crafts, art supplies, craft supplies, picture frames, framed art, artificial flowers and/or plants, artificial floral and/or plant arrangements, wedding or party goods (except apparel). Notwithstanding anything to the contrary contained in this Lease, Landlord shall be permitted to grant the typical Michaels' exclusive to Michaels as it pertains to Landlord and the other tenants and/or occupants of the Shopping Center (other than Tenant).

(ii) incidental Uses. Tenant's Exclusive set forth in Section 15.3(a) above shall not apply to nor be deemed violated by any other Shopping Center tenant: (A) whose own exclusive rights under its lease with Landlord does not prohibit or restrict in any way Tenant's use of the Store as described in Section 15.1 above, and (B) does not operate its business primarily as an off-price department store as described in Section 15.3(a) above.

15,4 Exclusive Uses. Landlord shall obtain a letter waiving in favor of Tenant the exclusive use restrictions applicable to Tenant under the Petco lease, which waiver letter shall be attached as Exhibit H-1 to this Lease. Tenant shall not use the Store for any use which is listed on Exhibit H, as modified by Exhibit H-1 (the “Exclusive Use”), so long as the Exclusive Use is in existence in the Shopping Center. Any exclusive granted by Landlord which is not listed on Exhibit H (the “Unauthorized Exclusive”) shall be null and void as against Tenant and any assignee or sublessee of Tenant except as set forth in Section 19,1. Landlord shall indemnify, defend and hold harmless Tenant and any assignee or sublessee against any and all claims by any other occupant of the Shopping Center that Tenant and/or an assignee or sublessee has violated an Unauthorized Exclusive.

15.5 Other Exclusives Not Binding on Tenant. Except for those Exclusive Uses specifically set forth In Exhibit H, as modified by Exhibit H-1, neither Tenant nor any of its subtenants or assignees (except as set forth in Section 19,1) of the use of the Store shall be subject to any exclusives or restrictions granted to or for the benefit of any other tenants or occupants in the Shopping Center or on any Outparcel or adjacent parcel owned by Landlord, except that any assignee or subtenant shall be bound as provided in Section 19.1. Except for those Exclusive Uses specifically set forth in Exhibit H, Landlord agrees that it has not entered into a lease or other occupancy agreement with nor shall it lease to or permit occupancy in the Shopping Center by any tenant, subtenant, assignee or other occupant, which has imposed or proposes to impose a restriction on Tenant or Tenant's business. Landlord shall hold Tenant harmless from any claims or damages suffered or claimed to be suffered by Tenant as a result of any breach or alleged breach of Landlord's representation and warranty set forth in this Section 15.5.

Exhibit D, Landlord's Prohibited Uses

SOURCE: Agreement of Easements, Covenants and Restrictions

5.1 Uses

(A) The Project shall be retail in character and shall be used only for the sale of goods and services and other commercial and office uses which are consistent with the operation of a first-class shopping center, including, without limitation, financial institutions, service shops, offices, and retail stores. The Project shall not be used for any purpose prohibited or restricted in Exhibit D attached to this Agreement.

(8) No Occupant or Permittee shall use, or permit the use of, Hazardous Materials on, about, under or in its Parcel, or the balance of the Project, except in the ordinary course of its usual business operations conducted thereon, and any such use shall at all times be in compliance with all Environmental Laws. Each Parcel Owner agrees to defend, protect, indemnify and hold harmless each other Parcel Owner from and against all claims or demands, including any action or proceeding brought thereon, and all costs, losses, expenses and liabilities of any kind relating thereto, including, but not limited to, costs of investigation, remedial or removal response, and reasonable attorneys' fees and cost of suit, arising out of or resulting from any Hazardous Material used or permitted to be used by such Parcel Owner, whether or not in the ordinary course of business.

SOURCE: Landlord's List of Prohibited Uses (See Schedule A to this Exhibit)

*Shopping Center = Lot Nos. 1R, 2R, 3R, 4R, 5R, 6R, 7R, 9R and 10 of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats.

SALLY BEAUTY SUPPLY LLC (08-02-2007)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the sale of beauty supplies and related items (the “Permitted Use”).

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10(c) Exclusive: Other than with respect to the “Excluded Tenants” defined below, Landlord covenants and agrees that, subsequent to the execution of this Lease and during the term of this Lease, and provided Tenant is open for business and fully operating as a retailer of beauty supplies and related items and is not in default hereunder, Landlord shall not enter into any leases for space within the Shopping Center* with a competitor whose primary business is the sale of beauty supplies and related items, This exclusive shall expressly not apply to any business which occupies or will occupy any anchor location in the Shopping Center, nor shall it apply to any present or future tenant who sells any items as contemplated by this exclusive which are an incidental part of its business. For purposes of this paragraph, “incidental” shall be defined as any store which has Ten Percent (10%) or less of its floor sales area dedicated to such use. For purposes of this Section, the term “Excluded Tenants” shall mean all tenants of the Shopping Center whose leases were executed prior to the date of this Lease.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

SHOE SENSATION, INC. D.B.A. “SHOE SENSATION” (01-17-2019)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the sale of footwear (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

10(c) Tenant's Exclusive Use Rights: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease, Landlord shall not operate, lease or permit to be leased or operated in the remaining gross leasable area within the Shopping Center* that is unleased as of the date hereof to any other person Or enterprise whose principal purpose would be for the Permitted Use. This exclusive shall expressly not apply to any tenant presently leasing any space in the Shopping Center, or to any tenant or occupant that leases 10,000 or more square feet of space within the Shopping Center, or to any present or future tenant or occupant that dedicates 5% or less of its floor sales area to such use.

*Shopping, Center = Lot 9R-1 of the Butler Crossing Subdivision Plan Revision No.2 recorded October 8, 2008 as Instrument No 200810080022917 In Book 310 at Page 24 of the Butler County Recorder's Office; and Lot 10 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 200706180015448 in Vol. 300 at Page 42 of the Butler County Recorder's Office.

KEYSTONE CLIPPERS, LLC D.B.A. “SPORTCLIPS” (03-23-2016)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to a hair salon primarily for male clientele and the sale of merchandise customarily sold in such establishments (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

TCC WIRELESS, LLC. D.B.A. “T-MOBILE” (08/09/2016)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the sale at retail of wireless telecommunications products and services, cable/satellite television services, long distance telecommunications services and bill payment kiosk for payment of bills issued by providers of such products and services (the “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

10(c) Tenant's Exclusive Use Rights: So long as Tenant is operating its business in the Leased Premises and is not then in default of any term, condition or provision of this Lease beyond any applicable period for cure, Landlord shall not operate, lease or permit to be leased or operated in the remaining gross leasable area within the Shopping Center* to any other person or enterprise who sells, services, or installs electronic communications products, including but not limited to products and services for wireline, wireless, telephone service, paging, internet, cable/satellite television service, and long distance service. This exclusive shall expressly not apply to Sprint Corporation doing business as a “Sprint” branded, or any other retail store operated by Sprint Corporation, its affiliates, subsidiaries, or franchisees currently being negotiated by Landlord.

*Shopping Center = Lot No. 5R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats.

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MBMF, INC. DBA “THE ORIGINAL MATTRESS FACTORY” (07-12-2007)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the retail sale of bedroom furnishings and distribution of mattresses, box springs, bed frames, headboards, beds, daybeds, mattress pads, bunk beds, bunk boards, roll-a-way beds, pillow top pads, adjustable beds and futons, and all other bedding related products (the “Tenant Products”) and associated office and related purposes. Tenant shall use the Leased Premises only for the uses set forth in this Section 10(a) and for no other purpose. Notwithstanding anything to the contrary contained herein, Tenant shall not use and occupy the Leased Premises for any exclusive or prohibited use affecting the Shopping Center of which Tenant has been given written notice.

10(c) Exclusive: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease, Landlord shall not operate, lease or permit to be leased or operated in the Shopping Center* any other store for the principal purpose of the retail sale and distribution of mattresses and box springs. This exclusive shall expressly not apply to any business which occupies or will occupy any anchor location in the Shopping Center, nor shall it apply to any present or future tenant who sells any items as contemplated by this exclusive which are an incidental part of its business, For purposes of this paragraph, “incidental” shall be defined as any store which has Twenty Percent (20%) or less of its floor sales area dedicated to such use.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

JSH MANAGEMENT D.B.A. “THE UPS STORE" (08/23/2016)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the sale at retail of packaging and shipping services, packaging and shipping supplies, freight services, package receiving and receiving and fulfillment, postal services, metered mail, mailbox and mail and package aggregation services, notary, key duplicating, printing services (including color and black and white photocopying, digital printing; digital imaging, binding, on-line printing/document access; laminating; large format printing, and the production of banners), copy services, mounting, on-site computer time rentals, passport photos, fax for profit, electronic filing of tax returns, passport/identification photos, stationery and office supplies, shredding services, Live Scan technology (i.e., digital fingerprinting) and/or to provide, offer and/or sell any substitutes which are the technological evolution of the foregoing, and such other products and services as are generally offered by The UPS Store retail outlets, including, subject to the limitations imposed by Subsection 10(b) below, the distribution of new or additional products and services that may be announced by The UPS Store from time to time (all of which shall hereinafter be referred to collectively herein as, Tenant's “Permitted Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose.

10(c) Tenant's Exclusive Use Rights: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease, ([from Tenant's Franchisor Agreement Section 3(a)] except os incidental to a tenant's transactions, or to any pharmacy, grocery or health and beauty old store tenant, or to any tenant over 2,500 square feet, Landlord agrees not to lease any space to a tenant, nor allow any of Its current tenants, including temporary vendors, to offer, sell or provide any of the following products or services: packing and shipping services; UPS®, DHL®, FedEx® or any other related overnight delivery and/or courier services; sales of USPS® metered mail; printing services (including color and black and white photocopying, digital printing; digital imaging, binding, on-line printing/document access; mounting, laminating; large format printing, and the production of banners); mailbox services.)

MARMAXX OPERATING CORP., D.B.A. “TJ MAXX” (07-24-2018)

Schedule B, Subsection 4(A). Subject to Paragraph 4(0) below, Landlord agrees that the Shopping Center* shall not be used (a) for any non-retail purposes (repairs, alterations and offices incidental to retailing, and banks and small loan offices, shall be deemed retail for purposes of this lease), or (b) for any entertainment purposes such as a bowling alley, skating rink, cinema, bar (except a bar incidental to a primary restaurant use is allowed in a location permitted by this lease so long as projected sales of beer, wine and alcohol are less than forty percent (40%) of the projected gross sales for such establishment), nightclub, discotheque, amusement gallery, poolroom, health club, massage parlor (which shall not be deemed to include a business offering massotherapy services by a licensed massotherapist, physical therapist, or chiropractor), sporting event, sports or game facility, off-track betting club, or (c) for any or the Prohibited Uses set forth in Schedule F attached (to the Lease]. No restaurants or establishments selling food prepared on premises for consumption on or off premises shall be located in the Shopping Center except in the locations where restaurants exist as of the date of this lease. (Collectively the uses described herein are referred to as the “Prohibited Uses”).

Schedule B, Subsection 418). Subject to Paragraph 4(D) below, Landlord agrees that, from the date hereof until expiration of the term of this lease, no other premises in the Shopping Center shall at any time contain more than (i) fifteen thousand (15,000) square feet of floor area therein used or occupied for, or devoted to, the sale or display of apparel and related accessories, and/or (ii) seven thousand five hundred (7,500) square feet of floor area therein used or occupied for, or devoted to the sale or display of shoes, footwear and related accessories, and/or (iii) fifteen thousand (15,000) square feet of floor area therein used or occupied for, or devoted to, the sale or display of furnishings for the home including the following categories of items: linens and domestics, window

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treatments, floor coverings, bathroom items, bedding, furniture, wall decor, housewares, table top goods, glassware, flatware, cookware, kitchen utensils, giftware and/or closet, shelving and storage items and home accessories (all of the foregoing hereinafter referred to as the “Exclusive Use” and the merchandise referred to therein as the “Protected Merchandise”). The computation of such floor area shall include one half (1/2) of all floor area in any aisles, corridors or similar spaces adjacent to or abutting any racks, gondolas, shelves, cabinets, counters or other fixtures or equipment containing or used for the sale or display of the Protected Merchandise.

Schedule B, Subsection 4(D). The provisions of this Paragraph 4 shall not apply with respect to rights previously granted to tenants or occupants of the Shopping Center or Development under leases or agreements existing as of the date [of the Lease) (collectively “Existing Leases”) for only so long as such Existing Leases continue in full force and effect and only to the extent such Existing Leases: (i) permit such Prohibited or Competing Uses; (ii) permit 'any' legal use; or (iii) do not prohibit assignment or subleasing of space to any person or entity whose use/s would constitute a Prohibited or Competing Use/s. Landlord agrees not to amend any Existing Leases to permit the Prohibited Uses or the Competing Uses.

Schedule B, Section 5. The Demised Premises shall not be used in violation of (a) the Restricted Uses set forth in Schedule F attached hereto and (b) any provision of any other lease existing on the date hereof of space In the Shopping Center or any provision of the Easement Documents which shall give the tenant or party thereunder an “exclusive” without the consent of such tenant or party, provided the use prohibited by such “exclusive” is then binding and effective under such lease or Easement Document, and provided such exclusive is fully set forth in Schedule F attached [to the Lease).

*Shopping Center = Lot 9R-1 and 9R-2 of the Butler Crossing Subdivision Plan Revision No.2 recorded October 8, 2008 as Instrument No. 200810080022917 in Book 310 at Page 24 of the Butler County Recorder's Office; and Lot 10 of the Butler Crossing Subdivision Plan recorded lune 18, 2007 as Instrument No. 200706180015448 in Vol. 300 at Page 42 of the Butler County Recorder's Office.

ULTA, SALON, COSMETICS & FRAGRANCE, INC. D.B.A.”ULTA” (04-28-2015)

Article I, Section 34. “Tenant's Protected Uses” shall mean (i) the retail sale of cosmetics, fragrances, health and beauty products and accessories, hair care products and accessories; personal care appliances; skin care products, and body care products; and (ii) the operation of a full service beauty salon. The term “full service beauty salon” for purposes of this Section shall be defined as the offering of any of or a combination of the following services: hair care (including, without limitation, cutting, styling, hair treatments, highlighting, tinting, coloring, texturizing, smoothing and hair extensions); facials; esthetician services; skin care services (skin treatments for face and body); beauty treatments/services; hair removal (including, without limitation, waxing, threading and tweezing for face and body); eye lash extension services; nail services; and therapeutic massage.

4.1 Permitted Use. The Premises may be used for any of the following uses (collectively, the “Permitted Use”): (a) the operation of Tenant's Protected Uses and the sale of related goods and services, (b) for office and storage uses incidental thereto, and (c) any lawful retail purpose not prohibited by the CC&Rs (subject to Section 4.5) or the Use Rrestrictions (as defined in Section 18.4) set forth in Exhibit E attached hereto or any future Use Restrictions permitted under Section 18.4).

5.3 Prohibited Uses/Restricted Uses. The Prohibited Uses set forth on [Exhibit E to the Ulta Lease which reiterates all prohibited uses set forth in this Exhibit as of the dote of the Ulta Lease] shall be prohibited throughout the Shopping Center. Additionally, the following “Restricted Uses” shall not be permitted within the area identified on the Site Plan as the Restricted Area (“Restricted Area”): drive-throughs; restaurants occupying more than 2,500 square feet of Gross Floor Area; offices; professional uses; a school of any nature (including a beauty school, barber's college, reading room, place of instruction or any other operation serving primarily students or trainees rather than retail customers); gym, health club or exercise facility; and the use of the word “beauty” in the name or signage of any other tenant or occupant. It is the intent of this Section 5.3 that the Shopping Center shall be devoted to high quality retail uses and that the parking and the other common facilities shall not be burdened by either excessive or protracted use. Notwithstanding the foregoing, such Prohibited Uses and Restricted Uses shall not apply to existing tenants in the Shopping Center (or their respective assignees, subtenants or licensees) who are not subject to such Prohibited Uses and Restricted Uses pursuant to their respective leases, or any renewals or extensions thereof, provided, however, if Landlord has the right to approve or consent to a change of use thereunder In connection with an assignment, subletting or otherwise, Landlord shall enforce the foregoing restrictions In exercising such right.

5.4 Tenant's Exclusive Rights. Tenant shall have the exclusive right (“Tenant's Exclusive”) to conduct any portion of Tenant's Protected Uses in the Shopping Center, and all other tenants or other occupants of any portion of the Shopping Center shall be prohibited from engaging in any portion of Tenant's Protected Uses for so long as Tenant is operating any portion of Tenant's Protected Uses in the Premises (excepting Permitted Closures). Notwithstanding the foregoing, Tenant's Exclusive shall not apply to uses associated with (a) existing tenants in the Shopping Center who are as of the Effective Date entitled to sell such products and/or provide the services that are covered by Tenant's exclusive rights pursuant to their respective leases and, except to the extent Landlord has any control thereover, their respective assignees, subtenants and licensees, (b) any national retail tenant in excess of fifteen thousand (15,000) square feet that sells the goods and/or provides the services that are covered by Tenant's exclusive rights as a part of its normal business operations, but not as its primary use, (c) incidental sales (i.e., less than four hundred (400) square feet total of such tenant's premises is used to sell any of the products that comprise Tenant's Protected Uses), (d) one therapeutic massage space, such as Massage Envy, (e) one nail salon, (f) one value oriented family hair salon, such as Hair Cuttery or Supercuts, (g) one men's hair salon, and (h) one waxing center, such as European Wax.

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*Shopping Center = Lot 9R-1 and Lot 9R-2 in the Butler Crossing Subdivision Plan Revision No. 2 as recorded October 8, 2008 as instrument number 200810080022917 in Plan Book Volume 310, Page 24 in the office of the Recorder of Deeds of Butler County, Pennsylvania and Lot 10 of the Butler Crossing Subdivision Plan recorded June 18, 2007 as Instrument No. 20070618001.5448 in Vol. 300 at Page 42 of the Butler County Recorder's Office.

PENNSYLVANIA RSA 6 (I) LIMITED PARTNERSHIP DBA “VERIZON WIRELESS” (12-14-2007)

10(a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to (a) the furnishing of wireless and/or wireline communications services (including, without limitation, voice, data, paging, text messaging, television, video, fiber optic cable and internet access), and the sale and servicing of wireless and/or wireline communications equipment and related accessories; (b) the incidental sale of items containing Tenant's logo, so long as the incidental sales are not in violation of any existing exclusives or prohibited uses; (c) related general office and administrative uses; and (d) any services and items which are a technological evolution of any of the foregoing services, equipment and/or accessories. The items and services described in (a), (b) and (d) are hereinafter referred to as the “Exclusive Items.” Landlord represents that such uses will not violate any agreement to which the Shopping Center or Landlord is bound, including exclusives granted to other tenants of the Shopping Center, and Landlord shall indemnify, hold harmless and defend Tenant from and against any loss or liability in the event this representation is not true, including, without limitation, the defense of any claims raised by any other tenant who has an exclusive use right in conflict with the Permitted Use. Tenant shall use the Leased Premises only for the uses set forth in this Section 10(a) and for no other purpose without Landlord's written consent.

10(c) Exclusive: So long as Tenant is operating its business in the Leased Premises and is not in default of any term, condition or provision of this Lease beyond any applicable grace period, Landlord and its successors and assigns shall not operate or permit under any circumstances to be operated within the Shopping Center* or within any other leased space in the Shopping Center any other store, kiosk, cart or stand selling, renting or displaying for sale or rental any of the Exclusive Items,

This exclusive shall expressly not apply to (1) the operation of any Radio Shack store; (ii) any tenant presently occupying any space in the Shopping Center to the extent of such tenant's permitted use under its existing lease and to the extent such tenant remains in its current location; (iii) any business which occupies or will occupy any anchor location in the Shopping Center (i.e., any space exceeding 10,000 square feet); and (iv) the operation of any Ritz Camera store to the extent that any such store may utilize not more than twenty (20) square feet of floor space within its sales area to the sale of wireless camera-equipped telephones.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

VISIONARY PROPERTIES INC. D.B.A. “VISION WORKS” (06-25-2007)

10(a) Use: Tenant shall use the Leased Premises for such purposes as are customarily conducted in a typical Visionworks retail store from time to time, including: (1) the sale at retail of prescription and non-prescription eyeglasses, eyewear, sunglasses, contact lenses and eye car-related products, including contact lens cleaners and solutions, eye drops, eyeglass clips and holders; (ii) the providing of eye care-related services including optometrist and ophthalmologist examinations and medical treatment, and (iii) an ophthalmology lab to construct and finish eyeglasses (collectively, the “Visionworks Use”). Tenant shall use the Leased Premises only as expressly permitted under this Subsection 10(a) and for no other purpose, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

10(c) Exclusive: Throughout the Term, as same may be extended, Tenant shall have the exclusive right upon the Shopping Center* to provide, offer, service and/or sell the following goods and services: prescription eyeglasses, eye wear, sunglasses, contact lenses and the providing of eye care related services including optometrists and ophthalmologists examinations and medical treatment (collectively 'Tenant's Exclusive Products and Services”); provided, however, that Tenant's exclusive will not apply to any Tenant who is occupying space in the Shopping Center under a lease in effect as of the date this Lease is executed and delivered by Landlord which does not currently allow Landlord to restrict the occupant under such lease from using its premises to provide any of Tenant's Exclusive Products and Services.

*Shopping Center = Outlot 1 (Lot No. 1R of the Butler Crossing Subdivision Plan Revision No.1 recorded April 7, 2008 as Instrument No. 200804070007230 in Book 306 at Page 38 of the Butler County Record of Plats).

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SCHEDULE A

TO EXISTING PERMITTED, EXCLUSIVE, AND PROHIBITED USES EXHIBIT,

BUTLER CROSSING DEVELOPMENT
BUTLER, PA

[Schedule of Prohibited Uses to be inserted where referred to in excerpts from Ross Dress for Less, Inc. (Insert as Exhibit D to Ross Lease), Petco Animal Supplies Stores, Inc. (insert as Exhibit J to Petco Lease), and McDonald's USA, LLC Leases (insert as Exhibit D, Section H of McDonald's lease)]:

1.	funeral establishment;
2.	automobile sale, leasing, repair or display establishment or used car lot, including body repair facilities and quick-lube and tire and battery facilities (but this shall not prohibit a consumer electronics store that installs consumer electronics in vehicles [as an incidental part of business] in the Project or prohibit a quick-lube, tire and battery facilities or an automotive parts store from being allowed on Outots 1-4 provided such do not exceed 4,000 leasable square feet);
3.	auction or bankruptcy sale;
4.	outdoor circus, carnival or amusement park, or other outdoor entertainment facility;
5.	outdoor meetings;
6.	bowling alley;
7.	pool or billiard establishment;
8.	shooting gallery or gun range (but this shall not prohibit a sporting good store);
9.	off-track betting (provided that state sponsored lottery tickets shall not be prohibited);
10.	refinery, manufacturing or warehouse (except as incidental to a retail operation);
11.	adult products or adult bookstore or adult audio/video facility selling or displaying pornographic books, literature, or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the lesser of (i) 500 leasable square feet or (ii) at least ten percent [10%] of the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality);
12.	massage parlor;
13,	any residential use, lodging or hotel/motel use, including but not limited to living quarters, sleeping apartments or lodging rooms;
14,	theater or movie theater;
15.	auditorium, meeting hall, ballroom, day care facility, library or reading room (excluding reading areas of bookstores), school (except for customer classes or training classes incidental to a retail use), church or other place of public assembly;
16.	unemployment agency, service or commission;
17.	gymnasium and, except in the Outlots, a health club, racquet club, exercise or dance studio (unless the consent of the Occupants of Units 300, 400 and 500 of the Shopping Center Tract is obtained, in which event such use as a health club, racquet club, exercise or dance studio shall be permitted on the Shopping Center Tract consistent with such consent);
18.	dance hall or ballroom;
19.	cocktail lounge or bar (except as incidental to a full service kitchen), disco or night club;
20.	bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business;
21.	video game or amusement arcade, amusement center, virtual reality or laser tag except as an incidental part of another primary business;
22.	skating or roller rink;
23.	car wash;
24.	second hand store (provided that the foregoing shall not exclude national chain, high quality re-sale businesses such as “Play It Again Sports” occupying not more than 6,000 leasable square feet), pawn shop, close-out store, dollar store (without the consent of the Occupant of Unit 400 of the Shopping Center Tract, except that one [1] dollar store shall be allowed in Outlots 14 and “Unit 620” without such consent), auction house, or flea market;
25.	offices and similar non-retail use, except this restriction shall not prohibit a shopping center management office and office uses typically found in shopping centers or such uses commonly referred to as “quasi-retail” or “service retail” such as a travel agency, real estate office, insurance agency, financial, tax or accounting service, optical, dental or medical offices or law offices, etc. provided no such single office use shall exceed three thousand (3,000) square feet (without the consent of the Occupant of

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Unit 300 of the Shopping Center Tract) and all such uses in the Project shall not exceed, in the aggregate, the lesser of twenty thousand (20,000) square feet or ten percent (10%) of the leasable square footage of the Project (without the consent of the Occupants of Units 300 and 400 of the Shopping Center Tract;

26.	any business or use which emits offensive odors, fumes, dust or vapor, or constitutes a public or private nuisance, or emits lout noise or sounds which are objectionable, or which creates a fire, explosive or other hazard; or
27.	telemarketing or call center.
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